Exhibit 99.1
INDEX TO FINANCIAL STATEMENTS
GINKGO BIOWORKS, INC. AND SUBSIDIARIES
Index to Consolidated Financial Statements as of and for the Years Ended December 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of Ginkgo Bioworks, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Ginkgo Bioworks, Inc. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2018.
Boston, Massachusetts
May 14, 2021,
Except for the reverse recapitalization described in Note 1, as to which the date is November 23, 2021

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$380,801	$495,287
Accounts receivable, net	16,694	3,461
Accounts receivable, net from related parties (Note 2 0 )	5,212	4,217
Inventory, net	2,736	—
Prepaid expenses and other current assets	21,099	8,960

Total current assets	426,542	511,925
Property and equipment, net	121,435	63,132
Investments	60,504	61,574
Equity method investments	42,620	45,679
Intangible assets, net	3,294	3,843
Goodwill	1,857	1,857
Loans receivable, net of current portion	13,298	3,724
Other non-current assets	5,603	5,584

Total assets	$675,153	$697,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,893	$2,439
Accrued expenses and other current liabilities	30,505	15,816
Deferred revenue (includes $22,101 and $16,703, respectively, from related parties)	28,823	21,819

Total current liabilities	73,221	40,074
Non-current liabilities:
Deferred rent, net of current portion	12,678	11,633
Deferred revenue, net of current portion (includes $97,977 and $125,628, respectively, from related parties)	99,652	126,079
Lease financing obligation	16,518	16,767
Other non-current liabilities	3,032	912

Total liabilities	205,101	195,465

Commitments and contingencies (Note 11)
Stockholders’ equity (1) :
Preferred stock , $0.0001 par value; 200,000,000 shares authorized; none issued and outstanding	—	—

(1)	Retroactively restated for the reverse recapitalization as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2020	2019
Class A, Class B and Class C common stock $0.0001 par value; 15,800,000,000 shares authorized (Class A 10,500,000,000 , Class B 4,500,000,000 , Class C 800,000,000 ); 1,289,014,925 (Class A 974,224,443, Class B 314,790,482, Class C 0) and 1,256,237,919 (Class A 956,235,918, Class B 300,002,001, Class C 0) shares issued as of December 31, 2020 and December 31, 2019, respectively; 1,288,595,876 (Class A 974,166,577, Class B 314,429,299, Class C 0) and 1,255,562,032 (Class A 956,120,186, Class B 299,441,846, Class C 0) shares outstanding as of December 31, 2020 and December 31, 2019, respectively	$129	$126
Additional paid in capital	929,125	834,206
Accumulated deficit	(467,878)	(341,269)

Total Ginkgo Bioworks, Inc. stockholders’ equity	461,376	493,063
Non-controlling interest	8,676	8,790

Total stockholders’ equity	470,052	501,853

Total liabilities and stockholders’ equity	$675,153	$697,318

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Foundry revenue (includes related party revenue of $42,535 and $35,268, respectively)	$59,221	$54,184
Biosecurity revenue:
Product	8,707	—
Service	8,729	—

Total revenue	76,657	54,184

Costs and operating expenses:
Cost of Biosecurity product revenue	6,705	—
Cost of Biosecurity service revenue	8,906	—
Research and development	159,767	96,299
General and administrative	38,306	29,483

Total operating expenses	213,684	125,782

Loss from operations	(137,027)	(71,598)
Other income (expense), net:
Interest income	2,582	5,756
Interest expense	(2,385)	(2,421)
Loss on equity method investments	(3,059)	(46,936)
Loss on investments	(1,070)	(7,797)
Other income, net (includes $721 and $1,794, respectively, from related parties)	16,125	3,161

Total other income (expense), net	12,193	(48,237)

Loss before provision for income taxes	(124,834)	(119,835)
Provision for income taxes	1,889	22

Net loss and comprehensive loss	(126,723)	(119,857)
Net loss and comprehensive loss attributable to non-controlling interest	(114)	(530)

Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders	$(126,609)	$(119,327)

Net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders, basic and diluted (1)	$(0.10)	$(0.10)

Weighted average common shares outstanding, basic and diluted (1)	1,274,766,915	1,149,000,417

(1)	Retroactively restated for the reverse recapitalization as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
(in thousands, except share data)

	Series B, C, D, E Convertible Preferred Stock		Old Ginkgo Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2018 (as previously reported)	14,943,599	$149	8,555,710	$86	—	$—
Retroactive application of the reverse recapitalization	(14,943,599)	(149)	(8,555,710)	(86)	1,153,356,703	116

Balance as of December 31, 2018	—	—	—	—	1,153,356,703	116
Exercise of stock options	—	—	—	—	500,621	—
Issuance of Series E convertible preferred stock, net of issuance costs of $4,830	—	—	—	—	69,812,427	7
Recognition of beneficial conversion feature related to issuance of convertible promissory notes	—	—	—	—	—	—
Reacquisition of beneficial conversion feature related to convertible promissory notes	—	—	—	—	—	—
Conversion of convertible promissory notes into Series E convertible preferred stock	—	—	—	—	69,151,117	7
Vesting of restricted stock awards	—	—	—	—	367,858	—
Repurchase of common stock	—	—	—	—	—	—
Retirement of treasury stock	—	—	—	—	(37,626,694)	(4)
Issuance of warrants to purchase convertible preferred stock	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	—	—	—

Balance as of December 31, 2019	—	—	—	—	1,255,562,032	126
Exercise of stock options	—	—	—	—	1,921,941	—
Issuance of Series E convertible preferred stock, net of issuance costs of $0	—	—	—	—	30,855,065	3
Vesting of restricted stock awards	—	—	—	—	256,838	—
Stock-based compensation expense	—	—	—	—	—	—
Net loss and comprehensive loss	—	—	—	—	—	—

Balance as of December 31, 2020	—	$—	—	$—	1,288,595,876	129

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Statements of Stockholders’ Equity
(in thousands, except share data)

	Treasury Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Equity
Balance as of December 31, 2018 (as previously reported)	(756,633)	$(24,449)	$450,268	$(221,942)	$9,320	$213,432
Retroactive application of the reverse recapitalization	(36,379,256)	(4)	123	—	—	—

Balance as of December 31, 2018	(37,135,889)	(24,453)	450,391	(221,942)	9,320	213,432
Exercise of stock options	—	—	7	—	—	7
Issuance of Series E convertible preferred stock, net of issuance costs of $4,830	—	—	208,794	—	—	208,801
Recognition of beneficial conversion feature related to issuance of convertible promissory notes	—	—	198,957	—	—	198,957
Reacquisition of beneficial conversion feature related to convertible promissory notes	—	—	(211,608)	—	—	(211,608)
Conversion of convertible promissory notes into Series E convertible preferred stock	—	—	211,601	—	—	211,608
Vesting of restricted stock awards	—	—	—	—	—	—
Repurchase of common stock	(490,805)	(408)	—	—	—	(408)
Retirement of treasury stock	37,626,694	24,861	(24,857)			—
Issuance of warrants to purchase convertible preferred stock	—	—	150	—	—	150
Stock-based compensation expense	—	—	771	—	—	771
Net loss and comprehensive loss	—	—	—	(119,327)	(530)	(119,857)

Balance as of December 31, 2019	—	—	834,206	(341,269)	8,790	501,853
Exercise of stock options	—	—	26	—	—	26
Issuance of Series E convertible preferred stock, net of issuance costs of $0	—	—	94,417	—	—	94,420
Vesting of restricted stock awards	—	—	—	—	—	—
Stock-based compensation expense	—	—	476	—	—	476
Net loss and comprehensive loss	—	—	—	(126,609)	(114)	(126,723)

Balance as of December 31, 2020	—	—	$929,125	$(467,878)	$8,676	$470,052

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Cash flow from operating activities:
Net loss	$(126,723)	$(119,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,864	10,755
Stock-based compensation	476	771
Loss attributable to equity method investments	3,059	46,936
Non-cash interest expense related to payments on lease financing obligations	—	51
Non-cash interest expense related to amortization of debt discount on convertible promissory notes	—	71
Gain on extinguishment of convertible promissory notes	—	(71)
Loss attributable to investments	1,070	7,797
Accrued interest income on loan receivable	—	(163)
Gain on termination of Glycosyn, LLC agreement	—	(1,530)
Change in fair value of loans receivable	(1,061)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(13,233)	378
Accounts receivable, net from related parties (Note 2 0 )	(995)	(2,221)
Prepaid expenses and other current assets	(11,352)	(4,031)
Inventory, net	(2,736)	—
Other non-current assets	1,834	(2,361)
Accounts payable	7,019	664
Accrued expenses and other current liabilities	8,665	4,170
Deferred revenue, current and non-current (includes $(22,253) and $3,112, respectively, from related parties)	(19,423)	4,883
Deferred rent, non-current	1,045	9,095
Other non-current liabilities	2,661	—

Net cash used in operating activities	(135,830)	(44,663)
Cash flow from investing activities:
Purchases of property and equipment	(57,821)	(22,219)
Purchase of loan receivable from Access Bio, Inc.	(10,000)	—
Issuance of loans receivable	(100)	(2,250)
Cash paid for investment in Synlogic, Inc.	—	(50,133)
Proceeds from loans receivable	800	—

Net cash used in investing activities	(67,121)	(74,602)
Cash flow from financing activities:
Proceeds from exercise of stock options	26	7
Repurchase of common stock	—	(408)
Principal payment on capital lease obligations	(598)	(736)
Proceeds from lease financing obligations	—	476
Principal payment on lease financing obligations	(150)	(92)
Proceeds from issuance of convertible promissory notes, net of issuance costs	—	198,957
Proceeds from issuance of Series E convertible preferred stock, net of issuance costs	91,040	212,181

Net cash provided by financing activities	90,318	410,385
Net increase (decrease) in cash, cash equivalents and restricted cash	(112,633)	291,120

The accompanying notes are an integral part of these consolidated financial statements.

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8

Ginkgo Bioworks, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2020	2019
Cash, cash equivalents and restricted cash, beginning of period	$498,510	$207,390

Cash, cash equivalents and restricted cash, end of period	$385,877	$498,510

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,572	$2,348
Cash paid for income taxes	$—	$31
Supplemental disclosure of non-cash investing and financing activities:
Purchases of equipment through capital leases	$—	$406
Purchases of property and equipment included in accounts payable and accrued expenses	$14,458	$605
Conversion of convertible promissory notes into Series E convertible preferred stock	$—	$211,608
Series E convertible preferred stock issuance costs included in accrued expenses	$—	$3,380
Issuance of loan receivable upon amendment of Glycosyn, LLC agreement	$—	$2,744
Allonnia, LLC equity interest received for intellectual property	$—	$24,480
Loan receivable received as consideration under customer arrangement	$375	$—
The following table provides a reconciliation of the cash, cash equivalents and restricted cash balances as of each of the periods shown above:

	As of December 31,
	2020	2019
Cash and cash equivalents	$380,801	$495,287
Restricted cash	5,076	3,223

Total cash, cash equivalents and restricted cash	$385,877	$498,510

The accompanying notes are an integral part of these consolidated financial statements.

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9

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1. Organization and Basis of Presentation
Business
The mission of Ginkgo Bioworks, Inc. (“Ginkgo Bioworks”, “Ginkgo”, or the “Company”) is to make biology easier to engineer. The Company designs custom cells for customers across multiple markets. Since inception, the Company has devoted its efforts to improving its platform for programming cells to enable customers to leverage biology to create impactful products across a range of industries. The Company’s platform comprises (i) equipment, robotic automation, software, data pipelines and tools, and standard operating procedures for high throughput genetic engineering, fermentation, and analytics (referred to collectively as the “Foundry”), (ii) a library of proprietary genetic assets and associated performance data (referred to collectively as “Codebase”), and (iii) the Company’s team of expert users, developers and operators of the Foundry and Codebase.
Reverse Recapitalization
On September 16, 2021, Soaring Eagle Acquisition Corp. (“SRNG”) consummated the merger transaction contemplated by the agreement and plan of merger, dated as of May 11, 2021, and amended on May 14, 2021 (the “Merger Agreement”), by and among SRNG, SEAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Ginkgo Bioworks, Inc., a Delaware corporation (“Old Ginkgo”), whereby Merger Sub merged with and into Ginkgo, the separate corporate existence of Merger Sub ceased and Ginkgo survived the merger as a wholly owned subsidiary of SRNG (the “Business Combination”). In connection with the consummation of the Business Combination, SRNG changed its name to “Ginkgo Bioworks Holdings, Inc.” and, among other transactions contemplated by the Merger Agreement, the existing equity holders of Ginkgo exchanged their equity interests of Ginkgo Bioworks, Inc. for equity interests of Ginkgo Bioworks Holdings, Inc.
The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP (the “Reverse Recapitalization”). Under this method of accounting, SRNG was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Reverse Recapitalization was treated as the equivalent of Ginkgo issuing stock for the net assets of SRNG, accompanied by a recapitalization. Accordingly, all historical financial information presented in these consolidated financial statements represents the accounts of Ginkgo and its subsidiaries “as if” Ginkgo is the predecessor and legal successor to SRNG.
As a result of the Business Combination, the shares and corresponding capital amounts and loss per share related to Ginkgo’s outstanding convertible preferred stock and common stock prior to the Business Combination have been retroactively restated to reflect the exchange ratio of 49.080452 (“Exchange Ratio”) established in the Merger Agreement.
Liquidity and Capital Resources
As of December 31, 2020, the Company had $380.8 million in cash and cash equivalents. The Company’s sources of liquidity have been predominantly from proceeds from equity offerings, convertible note offerings, fees received for research and development services under license and collaboration arrangements, including those received on an upfront basis and upon accomplishment of milestones, fees received from Biosecurity product sales and services provided and government grants. These sources of liquidity have enabled the Company to expand the physical footprint and capacity of the Foundry and grow its personnel to expand capabilities and enter new markets.
The Company has incurred significant operating losses from inception through December 31, 2020, resulting in negative cash flows from operating activities and an accumulated deficit of $467.9 million as of December 31, 2020. The Company expects to continue to incur net losses into the foreseeable future. Successful transition to

F-1
0

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

profitable operations is dependent upon achieving technical and commercial milestones under existing customer agreements, continuing to increase Foundry output while reducing the unit cost of that output, and expanding the number of engineered organisms under development with customers. The Company plans to continue to fund its losses from operations through future debt and equity financings, liquidation of equity holdings, and new customer and collaborative arrangements. The Company believes that its current cash and cash equivalents will provide adequate liquidity through one year from the date that these consolidated financial statements are issued.
The Company’s future liquidity needs may vary materially from those currently planned and will depend on many factors, including the achievement of technical and commercial milestones under existing customer arrangements, the receipt of cash and equity from new customers and in connection with collaborative arrangements, the investments required to further scale the Foundry and Codebase, and the expenses needed to attract and retain personnel.
Risks and Uncertainties
The Company is subject to a number of risks including rapid technological change, regulatory change, technical feasibility, commercial viability, public perception of genetically modified organisms, uncertain market acceptance of products derived from engineered organisms, alternative means of production, data and cybersecurity breaches, and dependence on key vendors and personnel.
Impact of the
COVID-19
Pandemic
In December 2019, an outbreak of a novel strain of coronavirus
(“COVID-19”)
originated in Wuhan, China, and has since spread globally. On March 11, 2020, the World Health Organization characterized
COVID-19
as a pandemic and, on March 13, 2020, the United States declared a national emergency with respect to
COVID-19.
Since then, extraordinary actions have been taken by authorities to contain and manage the outbreak and spread of
COVID-19
around the world.
Consistent with the actions taken by governmental authorities, the Company has taken steps to protect its workforce and support the community efforts. From approximately March 2020 to approximately June 2020, the Company operated at a reduced capacity. The Company also restricted non-essential
travel and allowed most of its workforce in general and administration functions to perform their duties remotely. In June 2020, the Company resumed modified on-site
operations for its lab workers following the Center for Disease Control and Prevention’s guidance with facial covering requirements, rearranging facilities to follow social distancing protocols, performing active daily health checks, and undertaking regular and thorough disinfection of surfaces and tools.
The
COVID-19
pandemic caused some disruption in the Company’s operations and the Company experienced partial suspensions and delays in servicing certain customer contracts. However, the Company believes that the
COVID-19
pandemic did not have a material adverse impact to its financial position or results of operations.
The Company continues to monitor and assess the effects of the
COVID-19
pandemic on its business, financial condition, results of operations and cash flows.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”). All adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been included
.
Emerging Growth Company Status
The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that (i) the Company is no longer an emerging growth company or (ii) the Company affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.
Principles of Consolidation
The Company’s wholly owned subsidiaries include Ginkgo Bioworks Security Corporation (“GBSC”), Gen9, Inc. (“Gen9”) and Stegodon Corporation, which, along with Ginkgo Bioworks, Inc., were incorporated under the laws of the State of Delaware. The Company also has a controlling financial interest in Cooksonia, LLC (“Cooksonia”) which is the holding entity for the Company’s investment in Joyn Bio, LLC (“Joyn”). The accompanying consolidated financial statements reflect the Company’s operations and those of subsidiaries in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated.
Variable Interest Entities
The Company evaluates its variable interests in variable interest entities (“VIE”) and consolidates VIEs when the Company is the primary beneficiary. The Company determines whether it is the primary beneficiary of each VIE based on its assessment of whether the Company possesses both (i) the power to direct the activities that most significantly affect the VIE’s economic performance and (ii) the obligation to absorb losses that could be significant to the VIE or the right to receive benefits that could be significant to the VIE. The Company reevaluates the accounting for its VIEs upon the occurrence of events that could change the primary beneficiary conclusion. As of December 31, 2020 and 2019, the maximum risk of loss related to the Company’s VIEs was limited to the carrying value of its investment in such entities.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions used in preparation of these consolidated financial statements include, among others, those related to the fair value of equity instruments and equity awards, revenue recognition, the fair value of loans receivable, the fair value of certain investments, including equity method investments, accrued expenses, and income taxes.

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company bases its estimates on historical experience and other market-specific or relevant assumptions that it believes to be reasonable under the circumstances. Reported amounts and disclosures reflect the overall economic conditions that management believes are most likely to occur, and the anticipated measures management intends to take. Actual results could differ materially from those estimates. All revisions to accounting estimates are recognized in the period in which the estimates are revised.
Segment Information
The Company and the Chief Operating Decision Maker (“CODM”), which is comprised of the Chief Executive Officer and the Chief Operating Officer, view the Company’s operations and manage the business as a single operating segment. Strategic decisions are managed centrally, and consistent with this decision-making process, the CODM uses consolidated financial information for purposes of evaluating performance, allocating resources, as well as forecasting future period financial results. The majority of the Company’s long-lived assets are held in the United States.
For the year ended December 31, 2020, two customers, both of which were related parties, accounted for 27.1% and 12.3%, respectively, of the Company’s total revenue. No other customers exceeded more than 10% of the Company’s total revenue during the year ended December 31, 2020.
For the year ended December 31, 2019, three customers that were related parties and one customer that was not a related party accounted for 35.0%, 17.3%, 11.5% and 13.5%, respectively, of the Company’s total revenue. No other customers exceeded more than 10% of the Company’s total revenue during the year ended December 31, 201
9.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, and loans receivable. The Company’s cash is maintained in bank deposit accounts and money market funds, which, at times, may exceed federally insured limits. The Company believes that it is not exposed to significant credit risk as its deposits are held in financial institutions in the United States that management believes to be of high credit quality. The Company’s loans receivable are comprised of both collateralized convertible notes, which limits the Company’s credit risk, as well as uncollateralized convertible notes. The Company’s accounts receivable primarily consists of amounts owed under its license and collaboration agreements. The Company has not experienced any material write-offs related to its accounts receivable since inception.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents include cash held in banks and amounts held in money market accounts. The carrying value of the Company’s cash and cash equivalents approximate fair value due to their short-term maturities.
Restricted Cash
Restricted cash primarily includes cash balances collateralizing letters of credit associated with leases for the Company’s facilities and is included in other non-current
assets on the Consolidated Balance Sheets.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Accounts Receivable, net
Accounts receivable consists of credit extended to customers in the normal course of business and is reported at the estimated net realizable value. Accounts receivable includes unbilled amounts that have been recognized in revenue but have not yet been invoiced based on timing differences and the terms of the underlying arrangements.
The Company maintains an allowance for doubtful accounts to provide for the estimated amounts of receivables that will not be collected. The allowance is based upon an assessment of customer creditworthiness, historical payment experience, the age of outstanding receivables and collateral to the extent applicable. The Company re-evaluates
such allowance on a regular basis and adjusts the allowance as needed. Once a receivable is deemed to be uncollectible, such balance is charged against the allowance.
Inventory, net
Inventory mainly consists of diagnostic testing kits purchased from suppliers. The Company values inventory at the lower of cost or net realizable value using the first-in
first-out
method. Inventory has been reduced by an allowance for lost and defective inventory based on an analysis of quantities on hand.
Loans Receivable
The Company has elected the fair value option under ASC 825,
Financial Instruments
(“ASC 825”) to account for its loans receivable. The Company classifies the current portion of the loans receivable balance as a component of prepaid expenses and other current assets on the Consolidated Balance Sheets, with the current portion determined based on the principal balance of the loan that matures within one year from the balance sheet date. The Company records the loans receivable at fair value and recognizes changes in fair value as a component of other income (expense), net in the Consolidated Statements of Operations and Comprehensive Loss.
Property and Equipment, net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the remaining lease term with respect to leasehold improvement assets. Estimated lives of property and equipment are as follows:

Estimated Useful Life
Computer equipment and software	2 to 5 years
Furniture and fixtures	7 years
Lab equipment	1 to 5 years
Facilities	15 to 30 years
Leasehold improvements	Shorter of useful life or remaining lease term
Expenditures for maintenance and repairs are expensed as incurred. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization is removed from the accounts and any resulting gain or loss is reflected in other income, net in the Consolidated Statements of Operations and Comprehensive Loss.

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Construction in progress relates to assets which have not been placed in service as of period end. Facilities relate to assets acquired under the Company’s build-to-suit
arrangement. Refer to Note 11 for discussion of the
build-to-suit
lease.
Equity Method Investments
The Company utilizes the equity method to account for its investments in common stock, or in-substance
common stock, of the Company’s strategic partnerships when it possesses the ability to exercise significant influence, but not control, over the operating and financial policies of the investee. The Company uses judgment when determining the level of influence over the operating and financial policies of the investee considering key factors including, among others, the Company’s ownership interest, representation on the board of directors, participation in policy-making decisions and material contractual arrangements and obligations. Income and losses are allocated based upon relative ownership interest unless there is a substantive profit-sharing agreement in place.
For investments with a substantive profit-sharing agreement, the Company utilizes the Hypothetical Liquidation at Book Value (“HLBV”) method to allocate income and losses from the equity method investment. Under the HLBV method, the Company utilizes the capital account at the end of the period assuming the book value of the entity was liquidated or sold minus the same calculation at the beginning of the period. The difference is the share of earnings or losses attributable to the equity method investment.
Under the equity method, if there is a commitment for the Company to fund the losses of its equity method investees, the Company would continue to record its share of losses resulting in a negative equity method investment, which would be presented as a liability on the Consolidated Balance Sheets. Commitments may be explicit and may include formal guarantees, legal obligations, or arrangements by contract. Implicit commitments may arise from reputational expectations, intercompany relationships, statements by the Company of its intention to provide support, a history of providing financial support or other facts and circumstances. When the Company has no commitment to fund the losses of its equity method investees, the carrying value of its equity method investments will not be reduced below zero. The Company had no commitment to fund additional losses of its equity method investments during the years ended December 31, 2020 and 2019.
The Company evaluates its equity method investments for impairment whenever events or circumstances indicate that the carrying value of the investment may not be recoverable. The Company considers the investee’s financial position, forecasts and economic outlook, and the estimated duration and extent of losses to determine whether a recovery is anticipated. An impairment that is other-than-temporary is recognized in the period identified. The Company has not recognized an impairment loss relative to its equity method investments for the years ended December 31, 2020 and 2019.
The Company may elect the fair value option for its equity method investments on an investment-by-investment
basis. For all equity method investments accounted for under the fair value option, the Company carries the equity method investment at fair value. The Company records all subsequent changes in the values of its equity method investments in the Consolidated Statements of Operations and Comprehensive Loss as a component of loss on equity method investments.
Investments
Investments include warrants and
non-marketable
equity securities where the Company does not possess the ability to exercise significant influence over the investee.

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company has elected to account for the warrants using the fair value option. Subsequent changes in fair values are presented as a component of loss on investments in the Consolidated Statements of Operations and Comprehensive Loss.
Investments in
non-marketable
equity securities for which the fair value option is not elected and that do not have readily determinable fair values are carried at cost, less any impairments, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Each period the Company assesses relevant transactions to identify observable price changes, and the Company regularly monitors these investments to evaluate whether there is an indication an investment is impaired. The Company evaluates whether an investment’s fair value is less than its carrying value using an estimate of fair value, if such an estimate is available. For periods in which there is no estimate of fair value for an investment, the Company evaluates whether an event or change in circumstances has occurred that may have a significant adverse effect on the value of the investment. The Company has not recognized an impairment loss, nor any upward or downward adjustments resulting from observable price changes in identical or similar investments, for the years ended December 31, 2020 and 2019.
Fair Value Measurements
The Company categorizes its assets and liabilities measured at fair value in accordance with the authoritative accounting guidance that establishes a consistent framework for measuring fair value and requires disclosures for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.
ASC 820,
Fair Value Measurement
(“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.
ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•	Level 1- Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2- Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and

•
Level 3-
Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

To the extent that the valuation is based on models or inputs that are either less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
The Company valued its money market fund holdings, loans receivable, and certain equity method investments and investments accounted for pursuant to the fair value option on a recurring basis.

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The carrying amounts of the Company’s other financial instruments, which include accounts receivable, certain prepaid expenses and other current assets, accounts payable and accrued expenses and other current liabilities, approximate their fair values, primarily due to their short-term nature.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability is measured by comparing the book values of the assets to the expected future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book values of the assets exceed their fair value. The Company has not recognized any impairment losses during the years ended December 31, 2020 and 2019.
Intangible Assets, net
Intangible assets, net consist of certain definite-lived assets including patents, processes and know-how
related to technology acquired through a business combination. The Company amortizes such intangible assets on a straight-line basis over their estimated useful life.
The Company reviews intangible assets for impairment whenever events or changes in circumstances have occurred which could indicate that the carrying value of the assets are not recoverable. Recoverability is measured by comparing the carrying value of the intangible assets to the future undiscounted cash flows expected to be generated by the asset. In determining the expected future cash flows, the Company uses assumptions believed to be reasonable, but which are unpredictable and inherently uncertain. Actual future cash flows may differ from the estimates used in impairment testing. The Company recognizes an impairment loss when and to the extent that the estimated fair value of an intangible asset is less than its carrying value. The Company has not recognized an impairment loss for the years ended December 31, 2020 and 2019.
Goodwill
Goodwill represents the excess of acquisition cost over the fair market value of the net assets acquired. The Company assesses the carrying value of goodwill for impairment on at least an annual basis, the assessment of which requires significant judgment. The Company first considers qualitative factors that indicate impairment may have occurred. Such indicators may include deterioration in economic conditions, adverse market conditions, technological obsolescence, other factors that are indicative of negative or declining cash flows, or an increase in costs over multiple periods in excess of those already factored into the fair value assessment. If the qualitative assessment indicates a reduction in the carrying value is more likely than not to have occurred, the Company performs a quantitative assessment, comparing the fair value of the reporting unit to its carrying value, including goodwill. In the Company’s case, the entire organization represents a single reporting unit. If the carrying value of the reporting unit exceeds the fair value, an impairment has occurred, and an impairment loss is recognized. The fair value of the reporting unit is primarily determined based on the income approach. The income approach is a valuation technique in which fair value is based on the forecasted future cash flows, discounted at the appropriate rate of return commensurate with the risk as well as current rates of return for equity and debt capital as of the valuation date. The Company has not recognized an impairment loss for the years ended December 31, 2020 and
2019.

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Deferred Rent
Deferred rent consists of the difference between cash paid and rent expense recognized on a straight-line basis for the facilities that the Company occupies under operating leases. The Company classifies the current portion of the deferred rent balance as a component of accrued expenses and other current liabilities on the Consolidated Balance Sheets.
Treasury Stock
The Company recorded repurchases of common stock at cost in treasury stock, which is presented as a reduction to stockholders’ equity in the Consolidated Statements of Stockholders’ Equity. When the repurchase price of treasury stock exceeded the fair value of the common stock, the Company recognized the incremental amount as compensation expense in the Consolidated Statements of Operations and Comprehensive Loss. During the year ended December 31, 2019, all shares of treasury stock were returned to authorized and unissued shares of common stock and no shares of common stock remained in treasury as of December 31, 2020 and 2019.
Revenue Recognition
The Company accounts for revenue in accordance with ASC 606,
Revenue from Contracts with Customers
(“ASC 606”). Under ASC 606, the Company recognizes revenue when the customer obtains control of the promised goods or services at an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer, (ii) identify the promises and distinct performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligations.
Foundry Revenue
The Company generates license and service revenue through the execution of license and collaboration agreements whereby customers obtain license rights to the Company’s proprietary technology and intellectual property for use in the research, development and commercialization of engineered organisms, and derived products. Under these agreements, the Company typically provides research and development services, which includes the provision of a license to the Company’s intellectual property. Additionally, the customer obtains license rights to the output of the Company’s services in order to commercialize the resulting output of such services. Generally, the terms of these agreements provide that the Company receives some combination of: (1) Foundry usage fees in the form of (i) upfront payments upon consummation of the agreement or other fixed payments, (ii) reimbursement for costs incurred for research and development services and (iii) milestone payments upon the achievement of specified technical criteria, plus (2) downstream value share payments in the form of (iv) milestone payments upon the achievement of specified commercial criteria, (v) royalties on sales of products from or comprising engineered organisms arising from the collaboration or licensing agreement and (vi) royalties related to cost of goods sold reductions realized by customers.
The Company’s collaboration and licensing agreements often contain multiple promises, including (i) licenses and assignments of intellectual property and materials and (ii) research and development services, and the Company determines whether each of the promises is a distinct performance obligation based on the nature of each agreement. As the Company is generally performing research and development services that are highly integrated and interrelated to the licenses and assignments of intellectual property and materials, the promises are generally inseparable. As such, the Company typically combines the research and development services, licenses,

F-1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

and assignments into a single performance obligation. However, for certain agreements, the Company only grants licenses or effects such transfers and assignments upon the successful completion of the research and development services or delivery of a developed product. For these agreements, the Company typically considers (i) the research and development services and (ii) the licenses, transfers, and assignments as distinct performance obligations, as each is transferred separately and has a separately identifiable benefit.
Options to acquire additional goods and services are evaluated to determine if such options provide a material right to the counterparty that it would not have received without entering into the contract. If so, the option is accounted for as a separate performance obligation. If not, the option is considered a marketing offer which is accounted for as a separate contract upon the counterparty’s election.
At contract inception, the Company determines the transaction price, including fixed consideration and any estimated amounts of variable consideration. Any upfront cash payment received upon consummation of the agreement is fixed and generally non-refundable.
Variable consideration is subject to a constraint, and amounts are included in the transaction price to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Variable consideration may include reimbursement for costs incurred for the Company’s research and development efforts, milestone payments upon the achievement of certain technical and commercial criteria, and royalties on sales of products from or comprising engineered organisms arising from the agreement. With respect to the research and development reimbursements and milestone payments, the Company uses the most likely amount method to estimate variable consideration. With respect to agreements that include royalties on sales or other contingent payments based on sales, the Company applies the royalty recognition constraint which requires a constraint until the royalty or value-sharing transaction occurs. Certain agreements contain payment in the form of equity or other non-cash
consideration. Any
non-cash
consideration is measured at the fair value of the
non-cash
consideration at contract inception.
For agreements with promises that are combined into a single performance obligation, the entire transaction price is allocated to the single performance obligation. For agreements with multiple performance obligations, the transaction price is allocated to the performance obligations using the relative standalone selling price methodology. For agreements featuring variable consideration, the Company allocates variable consideration to one or more, but not all, performance obligations if certain conditions are met. Specifically, the Company assesses whether the variable consideration relates solely to its efforts to satisfy the performance obligation and whether allocating such variable consideration entirely to the performance obligation is consistent with the overall allocation objective. If these conditions are not met, the Company allocates the variable consideration based on the relative standalone selling price methodology. The key assumptions utilized in determining the standalone selling price for each performance obligation include development timelines, estimated research and development costs, commercial markets, likelihood of exercise (in the case of options considered to be material rights), and probabilities of success.
For agreements where the licenses or assignments are considered separate performance obligations or represent the only performance obligation, the Company recognizes revenue at the point in time that the Company effectively grants the license as the licenses or assignments represent functional intellectual property. For agreements where the licenses and the research and development services represent a combined performance obligation, the Company recognizes revenue over the period of performance based on costs incurred to date as compared to total estimated costs.
The Company evaluates its measure of progress to recognize revenue at each reporting period and, as necessary, adjusts the measure of performance and related revenue recognition. The Company’s measure of performance

F-

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

and revenue recognition involves significant judgment and assumptions, including, but not limited to, estimated costs and timelines to complete its performance obligations. The Company evaluates contract modifications and amendments to determine whether any changes should be accounted for prospectively or on a cumulative catch-up
basis. The Company utilizes the right to invoice practical expedient when it has a right to consideration in an amount that corresponds directly with the value of the Company’s performance to date.
Royalties received under the agreements are recognized as revenue when sales have occurred as the Company applies the sales or usage-based royalties recognition constraint. The Company has determined the application of this exception is appropriate because the license granted in the agreement is the predominant item to which the royalties relate.
As the Company receives upfront payments for technical services under certain of its arrangements, the Company evaluates whether any significant financing components exist given the term over which the fees will be earned may exceed one year. Based on the nature of the Company’s agreements, there are no significant financing components as the purpose of the upfront payment is not to provide financing, but rather to secure technical services, exclusivity rights, and Foundry capacity, or the timing of transfer of those goods or services is at the discretion of the customer.
Deferred revenue represents consideration received by the Company in excess of revenue recognized and primarily results from transactions where the Company receives upfront payments and non-cash
equity consideration. In instances where the Company has received consideration in advance for an undefined number of technical development plans (“TDPs”) under its customer agreements, the Company records the advance payments as deferred revenue, net of current portion on the Consolidated Balance Sheets. Upon the execution of a specific TDP, the Company reclassifies the estimated consideration to be earned under that TDP within the next twelve months as current deferred revenue. The Company also classifies unexercised material rights as deferred revenue, net of current portion on the Consolidated Balance Sheets. When a TDP is executed, and the material right is exercised, the amount allocated to the material right, which will be earned within the next twelve months, is reclassified to current deferred revenue. All other deferred revenue is classified as current or non-current
based on the timing of when the Company expects to earn the underlying revenue based upon the projected progress of activities under the TDP.
Collaboration Arrangements
For arrangements that do not represent contracts with a customer, the Company analyzes its collaboration transactions to assess whether they are within the scope of ASC 808,
Collaborative Arrangements
(“ASC 808”), to determine whether such arrangements involve joint operating activities performed by parties that are both active participants in the activities and exposed to significant risks and rewards that are dependent on the commercial success of such activities. To the extent the arrangement is within the scope of ASC 808, the Company assesses whether aspects of the arrangement between the Company and its collaboration partner are within the scope of other accounting literature. If the Company concludes that some or all aspects of the arrangement represent a transaction with a customer, the Company accounts for those aspects of the arrangement within the scope of ASC 606.
Biosecurity Revenue
In 2020, the Company launched its commercial offering of
COVID-19
testing products and services for businesses, academic institutions, and other organizations. The Company sells
COVID-19
test kits on a standalone basis or as part of an
end-to-end
testing service. The Company records product revenue from sales of

F-2
0

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

lateral flow assay (“LFA”) diagnostic test kits. The Company records service revenue from sales of its end-to-end
COVID-19
testing services, which consist of multiple promised goods and services including sample collection kits, physician authorizations, onsite test administration, outsourced laboratory polymerase chain reaction (“PCR”) analysis, and access to results reported through a web-based
portal. The Company recognizes its product and service revenue using the five-step model under ASC 606.
Product revenue from the sale of LFA diagnostic test kits is recognized when the test kits are shipped, and risk of loss is transferred to the carrier. The Company’s diagnostic test kits are generally not subject to a customer right of return except for product recalls under the rules and regulations of the FDA. The Company has elected to include shipping and handling fees billed to customers as a component of Biosecurity revenue.
Service revenue from the Company’s
end-to-end
COVID-19
testing services is recognized upon completion of the tests and release of the test results on the web-based
portal. The Company has identified one performance obligation in its testing services contracts that represents a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer, with each test as a distinct service within the series. As the price for the testing services is fixed under each customer contract, the Company has elected the practical expedient to recognize revenue at the amount which it has the right to invoice for services performed. The Company’s testing services contracts are generally one year or less in length, contain fixed unit pricing and are billed in advance.
Cost of Biosecurity Revenue
Cost of Biosecurity product revenue consists of costs associated with the sale of LFA diagnostic test kits, which includes costs paid to purchase test kits from third parties, as well as shipping, handling, and insurance costs. Cost of Biosecurity service revenue consists of costs associated with the provision of the Company’s end-to-end
COVID-19
testing services, which includes costs paid to provide sample collection kits, physician authorizations, onsite test administration, outsourced laboratory PCR analysis, and access to results reported through a web-based
portal.
Research and Development Costs
Research and development costs are expensed as incurred. Research and development costs consist of direct and indirect internal costs related to specific projects, acquired intellectual property deemed to be in-process
research and development, as well as fees paid to other entities that conduct certain research and development activities on the Company’s behalf.
Patent Costs
The Company expenses all costs as incurred in connection with the filing, prosecution, maintenance, defense, and enforcement of patent applications, including direct application fees and related legal and consulting expenses. Patent costs are included in general and administrative expenses within the Consolidated Statements of Operations and Comprehensive Loss.
Stock-Based Compensation
The Company accounts for equity awards, including grants of restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and stock options in accordance with ASC 718,
Compensation – Stock Compensation
(“ASC 718”), which requires all equity-based payments to be recognized as stock-based compensation based on their

F-2
1

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

grant date fair values. The determination of grant date fair value of the RSAs and RSUs is calculated as the fair value of the underlying common stock, less any applicable purchase price.
The Company estimates the fair value of its common stock using a hybrid method which uses market approaches to estimate the Company’s enterprise value. The hybrid method is a probability-weighted expected return method (“PWERM”) where the equity value in at least one scenario is allocated using an option pricing method (“OPM”).
Under the PWERM, the value of the common stock is estimated based on an analysis of future values assuming various possible future liquidity events. The value of the common stock is based on the probability-weighted present value of expected future investment returns considering the possible outcomes and the rights and privileges of each class of equity. The future investment returns are discounted back to the valuation date at a risk-adjusted discount rate which is then weighted based on the probability of the respective outcome.
Under the OPM, each class of stock is treated as a call option on the Company’s equity value, with exercise prices based on the liquidation preferences of the convertible preferred stock. Under this methodology, the common stock has value only if the funds available for distribution to the holders exceeds the value of the liquidation preferences of the convertible preferred stock at the time of the liquidity event. The Black-Scholes model is used to price the call options which includes assumptions for the time to liquidity and volatility of equity value. A discount for lack of marketability is then applied to the common stock value.
For awards granted from August 2020 through December 31, 2020, when using the hybrid method, the Company considered two scenarios: (i) a scenario in which the conversion of the convertible preferred stock to common stock occurred through an initial public offering (“IPO”) or a merger with a special purpose acquisition company (“SPAC”) transaction, and (ii) a remain private scenario. In both scenarios, the Company estimated an equity value in a potential IPO or SPAC transaction based on the guideline public company method under a market approach. The Company then converted the estimated future value to present value using a risk-adjusted discount rate. In the IPO or SPAC transaction scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, the Company considered the prices paid for its common stock and Series B convertible preferred stock in secondary transactions and the Company included these prices in its weighted average conclusion of value.
For awards granted from January 1, 2019 through July 2020, when using the hybrid method the Company considered two scenarios: (i) a fully diluted scenario, in which the per-share
common stock value was assumed to equal the price of the convertible preferred stock in a recent round of financing, and (ii) a remain private scenario, in which the Company used the OPM to back-solve to the price of the Company’s convertible preferred stock in a recent round of financing. In the fully diluted scenario, conversion of the convertible preferred stock to common stock was assumed. In the remain private scenario, equity value was allocated among the convertible preferred stock and common stock using the OPM. In addition to considering these two scenarios, for certain valuations during the period, the Company considered the prices paid for its common stock in secondary transactions and included these prices in its weighted average conclusion of value.
There are significant judgments and estimates inherent in determining the fair value of the common stock. These judgments and estimates include factors, both subjective and objective, including: (i) a discount for lack of marketability; (ii) external market data; (iii) historical activity by the Company in selling equity to outside investors; (iv) the Company’s stage of development; (v) rights and preferences of the Company’s equity securities that rank senior to common stock; and (vi) the likelihood of the various scenarios, among others. Changes to these assumptions could result in different fair values of common stock.

F-2
2

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company grants equity awards with both service-based and performance-based vesting conditions. For awards with service-based vesting conditions, the Company recognizes stock-based compensation expense over the requisite service period, which is generally the vesting period, on a straight-line basis. For awards with performance-based vesting conditions, the Company recognizes stock-based compensation only when achievement of the performance condition is deemed probable. The Company classifies stock-based compensation expense in the Consolidated Statements of Operations and Comprehensive Loss in the same manner in which the grantee’s payroll costs are classified or in which the grantee’s service payments are classified. The Company recognizes forfeitures as they occur.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Under this method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of the assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Potential for recovery of deferred tax assets is evaluated by considering several factors, including estimating the future taxable profits expected, estimating future reversals of existing taxable temporary differences, considering taxable profits in carryback periods, and considering prudent and feasible tax planning strategies.
The Company accounts for uncertain tax positions using a
more-likely-than-not
threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in the law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity, and changes in facts or circumstances related to a tax position. As of December 31, 2020 and 2019, the Company did not have any uncertain tax positions.
Comprehensive Loss
Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner
sources. Comprehensive loss is equal to net loss in all periods presented.
Net Loss per Share
The Company follows the
two-class
method when computing net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders as the Company has issued shares that meet the definition of participating securities. The two-class
method determines net loss per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class
method requires earnings for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all earnings for the period had been distributed. The earnings per share amounts are the same for the different classes of common stock because the holders of each class are legally entitled to equal per share distributions whether through dividends or liquidation. During periods of loss, there is no allocation required under the two-class
method since the participating securities do not have a contractual obligation to fund the losses of the Company.
Basic net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders is computed by dividing the net loss attributable to Ginkgo Bioworks, Inc. common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share attributable to Ginkgo Bioworks, Inc. common

F-2
3

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

stockholders is computed by dividing the net loss attributable to Ginkgo Bioworks, Inc. common stockholders by the weighted average number of common shares outstanding for the period, including the effect of potentially dilutive common shares. For purposes of this calculation, outstanding options to purchase shares of common stock, unvested RSAs, unvested RSUs, unvested earnout shares and warrants to purchase Class A common stock are considered potentially dilutive common shares. Treasury stock is excluded from the weighted average number of common shares outstanding used in the calculation of basic and diluted net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders. The Company has generated a net loss in all periods presented, therefore, basic and diluted net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders is the same as the inclusion of the potentially dilutive securities would be anti-dilutive. Net loss and comprehensive loss attributable to Ginkgo Bioworks, Inc. stockholders was equal to net loss attributable to Ginkgo Bioworks, Inc. common stockholders in the periods presented.
Recent Accounting Pronouncements
Recently Adopted Accounting Pronouncements
In November 2019, the FASB issued ASU
No. 2019-08,
Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606)—Codification Improvements—Share-Based Consideration Payable to a Customer
(“ASU
2019-08”),
which requires that an entity measure and classify share-based payment awards granted to a customer by applying the guidance in ASC 718. The amount recorded as a reduction of the transaction price is required to be measured on the basis of the grant-date fair value of the share-based payment award in accordance with ASC 718. The Company adopted ASU
2019-08
on January 1, 2020 and the adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement
(“ASU
2018-13”),
which modifies the disclosure requirements on fair value measurements with respect to Level 3 rollforwards, timing of liquidation of investments in certain entities that calculate net asset value, and measurement uncertainty. The Company adopted ASU
2018-13
on January 1, 2020 and the adoption did not have a material impact on its consolidated financial statements and related disclosures.
In July 2017, the FASB issued ASU
2017-11
, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815) I. Accounting for Certain Financial Instruments with Down Round Features II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial
Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a
Scope Exception
(“ASU
2017-11”).
Part I of this standard applies to entities that issue financial instruments such as warrants, convertible debt, or convertible preferred stock that contain down-round features. Part II of this standard replaces the indefinite deferral for certain mandatorily redeemable noncontrolling interests and mandatorily redeemable financial instruments of nonpublic entities contained within ASC 480 with a scope exception and does not impact the accounting for these mandatorily redeemable instruments. The Company adopted ASU
2017-11
on January 1, 2020 and the adoption did not have a material impact on its consolidated financial statements and related disclosures.
In November 2018, the FASB issued ASU
2018-18,
Collaborative Arrangements (Topic 808): Clarifying the Interaction between Topic 808 and Topic 606
(“ASU
2018-18”).
The provisions of ASU
2018-18
clarify when certain transactions between collaborative arrangement participants should be accounted for under ASC 606 and incorporate unit-of-account
guidance consistent with ASC 606 to aid in this determination. The Company early adopted ASU
2018-18
on January 1, 2020 and the adoption did not have a material impact on its consolidated financial statements and related disclosures.

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4

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the FASB and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.
In August 2020, the FASB issued ASU
2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging- Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in
capital. By removing the separation model, a convertible debt instrument will be reported as a single liability instrument with no separate accounting for embedded conversion features. This new standard also removes certain settlement conditions that are required for contracts to qualify for equity classification and simplifies the diluted earnings per share calculations by requiring that an entity use the if-converted
method and that the effect of potential share settlement be included in diluted earnings per share calculations. This new standard will be effective for the Company on January 1, 2024, with early adoption permitted no earlier than January 1, 2021. The Company is currently evaluating the impact that the implementation of this standard will have on its consolidated financial statements and related disclosures.
In January 2020, the FASB issued ASU
2020-01,
Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)—Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task
Force)
(“ASU
2020-01”).
ASU
2020-01
addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. The guidance is effective for the Company on January 1, 2022. The Company is currently evaluating the impact that the implementation of this standard will have on its consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU
2019-12,
Simplifying the Accounting for Income Taxes (
“
ASU
2019-12”).
The provisions of ASU
2019-12
eliminate certain exceptions related to the approach for intraperiod tax allocation and deferred tax liabilities for outside basis differences and clarify when a step-up
in the tax basis of goodwill should be considered part of a business combination or a separate transaction. It also clarifies and simplifies other aspects of the accounting for income taxes. The guidance is effective for the Company on January 1, 2022, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on its consolidated financial statements and related disclosures. In October 2018, the FASB issued ASU
2018-17,
Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities
(“ASU
2018-17”).
The provisions of ASU
2018-17
modify the guidance under ASC 810 related to the evaluation of indirect interests held through related parties under common control when determining whether fees paid to decision makers and service providers are variable interests. Indirect interests held through related parties that are under common control are no longer considered to be the equivalent of direct interests in their entirety and instead should be considered on a proportional basis. This guidance more closely aligns with accounting of how indirect interests held through related parties under common control are considered for determining whether a reporting entity must consolidate a VIE. The guidance is effective for the Company on January 1, 2021, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on its consolidated financial statements and related disclosures.

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5

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
, and subsequently issued multiple amendments to the standard (collectively, “ASU
2016-13”).
The provisions of ASU
2016-13
modify the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology and require a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance is effective for the Company on January 1, 2023, with early adoption permitted. The Company is currently evaluating the impact that the implementation of this standard will have on its consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842), Amendments to the FASB Accounting Standards Codification
, which supersedes the existing guidance for lease accounting. The FASB has issued several updates to the standard which: (i) clarify how to apply certain aspects of the new standard, (ii) provide an additional transition method for adoption of the new standard, (iii) provide a practical expedient for certain lessor accounting, and (iv) amend certain narrow aspects of the guidance (collectively, “ASC 842”). ASC 842 requires the identification of arrangements that should be accounted for as leases by lessees. In general, for lease arrangements exceeding a twelve-month term, these arrangements must now be recognized as assets and liabilities on the balance sheet of the lessee. Under ASC 842, a right-of-use
asset and lease obligation will be recorded for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASC 842 is calculated using the applicable incremental borrowing rate at the date of adoption. The guidance is effective for the Company on January 1, 2022, with early adoption permitted. The Company anticipates the implementation of this standard will have a material impact on its consolidated financial statements and related disclosures.
3. Fair Value Measurements

No transfers between
levels have occurred during the periods presented. The following tables present information about the Company’s financial assets measured at fair value on a recurring basis (in thousands):

	As of December 31, 2020
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds, included in cash and cash equivalents	$372,537	$372,537	$—	$—
Synlogic, Inc. common stock, included in equity method investments	13,696	13,696	—	—
Synlogic, Inc. warrant, included in investments	5,504	—	5,504	—
Loans receivable, included in prepaid expenses and other current assets	2,268	—	—	2,268
Loans receivable, net of current portion	13,298	—	—	13,298

Total	$407,303	$386,233	$5,504	$15,566

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

	As of December 31, 2019
	Total	Level 1	Level 2	Level 3
Assets:
Money market funds, included in cash and cash equivalents	$480,178	$480,178	$—	$—
Synlogic, Inc. common stock, included in equity method investments	16,359	16,359	—	—
Synlogic, Inc. warrant, included in investments	6,574	—	6,574	—
Loan receivable, included in prepaid expenses and other current assets	1,106	—	—	1,106
Loan receivable, net of current portion	3,724	—	—	3,724

Total	$507,941	$496,537	$6,574	$4,830

As of December 31, 2020, loans receivable primarily consisted of a revolving promissory note with Glycosyn, LLC (“Glycosyn”) which is secured by the assets of Glycosyn, including certain intellectual property such as patents and copyrights held by Glycosyn, (“Glycosyn Promissory Note”) and a series of convertible notes with Access Bio, Inc. (“Access Bio Convertible Notes”). As of December 31, 2019, the loan receivable balance consisted of the Glycosyn Promissory Note. The fair value of the Glycosyn Promissory Note and Access Bio Convertible Notes were determined based on significant inputs not observable in the market, which represent a Level 3 measurement within the fair value hierarchy. Significant changes in these unobservable inputs in isolation could have resulted in a significantly lower or higher fair value measurement. Refer to Note 4 for additional details on loans receivable.
The Company used a probability-weighted discounted cash flow valuation approach to determine the fair value of the Glycosyn Promissory Note. Using this approach, the present value of the expected future cash flows were calculated under four settlement scenarios and then were weighted based on the estimated probability of each scenario. The four settlement scenarios considered in the valuation were (i) a qualified financing which resulted in a 20% conversion discount, (ii) repayment upon change in control, (iii) a dissolution scenario and (iv) repayment in accordance with the terms of the note. The significant assumptions used in valuing the Glycosyn Promissory Note during the years ended December 31, 2020 and 2019 included the expected timing and probability of each scenario and the discount rate. For the year ended December 31, 2020, a discount rate of 15% was applied and the probability and timing of each scenario ranged from 10% to 40% and spanned 1 to 2.5 years, respectively. For the year ended December 31, 2019, a discount rate of 15% was applied and the probability and timing of each scenario ranged from 20% to 40% and spanned 1 to 3.5 years, respectively. The weighted average timing of the scenarios weighted based on the probability of each scenario for the years ended December 31, 2020 and 2019 was 1.2 years and 2.3 years, respectively.
The Company used a
Monte-Carlo simulation model to determine the fair value of the Access Bio Convertible Notes. The future stock price of Access Bio, Inc. (“Access Bio”) was simulated over the term of the note to assess the value of the settlement features which included (i) conversion into stock at a discount determined under a reset provision tied to the performance of Access Bio’s stock price and (ii) redemption at maturity. The significant assumptions used in determining the simulated future stock price included the expected timing of the conversion, which is assumed at maturity, and expected volatility. The significant assumptions used in determining the fair value of the Access Bio Convertible Notes under a redemption at maturity scenario was the discount rate and expected volatility. For the year ended December 31, 2020 the discount rate that was used to determine fair value of the Access Bio Convertible Notes under the maturity scenario was 32.8%. For the year ended December 31, 2020, the volatility rate used to determine the fair value of the Access Bio Convertible Notes was 83.1% and 88.5% which represented the volatility rate at the inception and as of December 31, 2020, respectively.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The following table provides a reconciliation of all assets measured at fair value using Level 3 significant unobservable inputs (in thousands):

Loans Receivable
Balance as of December 31, 2018	$750
Issuance of loan receivable	4,994
Change in fair value	(914)

Balance as of December 31, 2019	$4,830

Purchase of loan receivable	10,000
Issuance of loans receivable	475
Proceeds from loans receivable	(800)
Change in fair value	1,061

Balance as of December 31, 2020	$15,566

4. Loans Receivable
Glycosyn Promissory Note
In October 2018, the Company provided a revolving promissory note to Glycosyn in connection with the Company’s entering into a Foundry Terms of Service Agreement with Glycosyn (Note 1
6
). Under the Glycosyn Promissory Note, the Company provided a revolving promissory note which could have been drawn up to $4.0 million for any purpose through December 31, 2019. The Glycosyn Promissory Note initially matured on the earlier of December 31, 2020, or the termination of the Foundry Terms of Service Agreement. Interest accrued on all outstanding amounts at a rate equal to the prime rate and all payments made on the Glycosyn Promissory Note were applied to accrued interest first. The Glycosyn Promissory Note is convertible at a discount, at the Company’s election, into equity securities of Glycosyn upon Glycosyn’s first issuance of equity securities, other than an underwritten public
offering, from which Glycosyn receives gross proceeds of at least $10.0 million. In addition, Glycosyn is obligated to immediately repay the outstanding balance of the loan, plus accrued interest, upon a change in control event. In December 2019, the existing terms of the Glycosyn Promissory Note were amended to add an additional $2.7 million to the principal sum of the note upon Glycosyn exercising its option to terminate the Foundry Terms of Service Agreement (Note 1
6
). In addition, under the amended terms of the Glycosyn Promissory Note, Glycosyn is required to make quarterly payments under the loan commencing in March 2020 with the first two payments as interest-only. The amended Glycosyn Promissory Note accrues interest at a rate of 7.5% per annum and matures in June 2023, unless earlier converted by the Company into equity securities of Glycosyn. The loan conversion and change in control provisions remained unchanged under the amended Glycosyn Promissory Note. As of December 31, 2019, there was $5.7 million outstanding under the Glycosyn Promissory Note, of which the entire portion represented the unpaid principal balance. The fair value of the Glycosyn Promissory Note was $4.8 million as of December 31, 2019, of which $1.1 million was included in prepaid expenses and other current assets with the remaining amount included in loans receivable, net of current portion on the Consolidated Balance Sheet. The fair value adjustment of $0.9 million, which was recognized as part of the gain on the termination of the Glycosyn Foundry Terms of Service Agreement, was recorded as component of other income (expense), net on the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2019.
During the year ended December 31, 2020, Glycosyn made principal and interest payments totaling $0.8 million against the Glycosyn Promissory Note. As of December 31, 2020, there was $5.4 million outstanding under the

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Glycosyn Promissory Note, of which $5.3 million represented the unpaid principal balance. The fair value of the Glycosyn Promissory Note was $4.5 million as of December 31, 2020, of which $2.0 million was included in prepaid expenses and other current assets with the remaining amount included in loans receivable, net of current portion on the Consolidated Balance Sheet. The gain on the change in fair value of $0.5 million for the year ended December 31, 2020 was recorded as a component of other income (expense), net on the Consolidated Statements of Operations and Comprehensive Loss.
In January 2021, the Company entered into an amendment to the Glycosyn Promissory Note (Note 2
1
).
Access Bio Convertible Notes
In November 2020, the Company entered into a convertible note subscription agreement with Access Bio, a supplier of the Company’s diagnostic test kits. The Access Bio Convertible Notes are due in November 2022 in the aggregate principal amount of $10.0 million plus a 2% rate of return compounded annually. The Access Bio Convertible Notes are convertible into a number of shares of common stock of Access Bio, a company listed on the Korea Stock Exchange, of up to $10.0 million based on a fixed foreign currency exchange rate and a conversion price subject to certain adjustments, including reset adjustments each quarter based on the trading price of Access Bio’s stock. The adjusted conversion price cannot be reduced to less than 70% of the initial conversion price as a result of the reset adjustments and the reset adjustments cannot increase the effective conversion ratio. The Access Bio Convertible Notes are convertible at the Company’s election any time following the first anniversary of the issuance date of the notes, but prior to the 30 th
day before the maturity date. Additionally, subject to certain provisions, the Company has the option to cause Access Bio to repurchase, or Access Bio has the option to repurchase, a portion of the outstanding balance under the notes (or up to the entire balance in the case of the Company’s option) at a price to ensure a 2% rate of return compounded annually. As of December 31, 2020, the fair value of the Access Bio Convertible Notes was $10.7 million, the entire balance of which was recorded in loans receivable, net of current portion on the Consolidated Balance Sheet. The gain on the change in fair value of $0.7 million was recorded as a component of other income (expense), net on the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2020.
5. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following (in thousands):

	As of December 31,
	2020	2019
Prepaid expenses	$10,854	$2,553
Prepaid inventory	6,536	—
Loans receivable	2,268	1,106
Other current assets	1,441	5,301

Prepaid expenses and other current assets	$21,099	$8,960

F-

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

6. Inventory, net
Inventory, net consisted of the following (in thousands):

	As of December 31,
	2020	2019
Finished goods	$2,756	$—
Less: Inventory reserve	(20)	—

Inventory, net	$2,736	$—

7. Property and Equipment, net
Property and equipment, net consisted of the following (in thousands):

	As of December 31,
	2020	2019
Facilities	$12,762	$12,762
Furniture and fixtures	2,165	1,031
Lab equipment	51,072	38,093
Computer equipment and software	6,204	2,442
Leasehold improvements	40,435	29,369
Construction in progress	42,575	894

Total property and equipment	155,213	84,591
Less: Accumulated depreciation	(33,778)	(21,459)

Property and equipment, net	$121,435	$63,132

As of December 31, 2020 and 2019, capital leases totaling $3.3 million were included in lab equipment, with related accumulated depreciation of $2.4 million and $1.7 million, respectively. The increase in construction in progress during the year ended December 31, 2020 was primarily due to the build-out
of a new high-throughput testing facility.
Depreciation expense related to property and equipment for the years ended December 31, 2020 and 2019 totaled $12.6 million and $9.6 million, respectively, inclusive of $0.7 million and $0.6 million, respectively, related to capital leases.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

8. Investments and Equity Method Investments
Investments and equity method investments consisted of the following (in thousands):

	As of December 31,
	2020	2019
Investments:
Genomatica, Inc. preferred stock	$55,000	$55,000
Synlogic, Inc. warrant	5,504	6,574

Total	$60,504	$61,574

Equity method investments:
Joyn Bio, LLC	$28,924	$29,320
Synlogic, Inc.	13,696	16,359

Total	$42,620	$45,679

The carrying value of the Company’s equity method investments in Motif Foodworks, Inc. (“Motif”) and Allonnia, LLC (“Allonnia”) as of December 31, 2020 and 2019 was zero and as such, were excluded from the table above.
Loss on investments and equity method investments consisted of the following (in thousands):

	Year Ended December 31,
	2020	2019
Loss on investments:
Synlogic, Inc. warrant	$(1,070)	$(7,797)

Total	$(1,070)	$(7,797)

Loss on equity method investments:
Joyn Bio, LLC	$(396)	$(1,730)
Glycosyn, LLC	—	(1,323)
Synlogic, Inc.	(2,663)	(19,403)
Allonnia, LLC	—	(24,480)

Total	$(3,059)	$(46,936)

The combined summarized financial information for the Company’s equity method investments, which includes Joyn, Synlogic, Inc. (“Synlogic”), Motif, Allonnia and Glycosyn consisted of the following (in thousands):

	As of December 31,
	2020	2019
Assets	$319,311	$397,280
Liabilities	$42,441	$39,832

	Year Ended December 31,
	2020	2019
Revenue	$545	$3,579
Total operating expenses	$(125,742)	$(134,444)
Loss from operations	$(125,197)	$(130,865)
Net loss	$(123,480)	$(125,290)

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The summarized financial information for Glycosyn as of and for the year ended December 31, 2020 and as of December 31, 2019 has been excluded from the tables above as the Company no longer held an equity interest in Glycosyn as of December 31, 2019. Refer to Note 1
6
 for additional discussion of the Company’s equity interest in Glycosyn and its other equity method investments.
9. Goodwill and Intangible Assets, net
During the years ended December 31, 2020 and 2019, there was no change in the carrying value of goodwill.
Intangible assets, net consisted of the following (in thousands):

	Gross Carrying Value	Accumulated Amortization	Net
Balances as of December 31, 2020
Acquired technology	$5,490	$(2,196)	$3,294
Balances as of December 31, 2019
Acquired technology	$5,490	$(1,647)	$3,843
Acquired technology had a weighted average remaining amortization period of 6 and 7 years as of December 31, 2020 and 2019, respectively. Amortization expense was $0.5 million for each of the years ended December 31, 2020 and 2019. Future amortization expense for each of the remaining years in the useful life of the intangible assets will be $0.5 million per year.

10.	Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following (in thousands):

	As of December 31,
	2020	2019
Accrued compensation and benefits	$3,037	$4,864
Accrued professional fees	6,381	4,398
Accrued financing costs	—	3,380
Capital lease obligation	485	598
Accrued property and equipment	10,017	597
Accrued lab supplies	4,276	535
Accrued external research and development expenses	3,907	423
Other current liabilities	2,402	1,021

Accrued expenses and other current liabilities	$30,505	$15,816

11. Commitments and Contingencies
Lease Obligations
The Company has entered into various noncancelable operating leases for office and lab space in Boston and Cambridge, Massachusetts and Emeryville, California to support its research and development activities and operations which expire at various dates through September 2030. The Company’s Emeryville, California lease commenced in January 2021. The leases contain periods of free rent, escalating rent, tenant improvement incentives, renewal periods, and expansion options for additional suites. The Company recognizes rent expense on a straight-line basis over the term of each respective lease, inclusive of the free rent periods and reduced by the amortization of the tenant incentives.

F-3
2

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company’s headquarters and primary operations are located in Boston, Massachusetts and are comprised of a number of leases across 21, 23, 25 and 27 Drydock Avenue, which represent the Company’s most significant lease arrangements. The following summarizes the key terms of such leases:
21-23-25
Drydock Avenue
In March 2016, the Company entered into a noncancelable operating lease for approximately 87,000 square feet of office and lab space. The lease is comprised of five separate suites, the first of which was delivered to the Company in April 2016. The Company currently occupies three suites totaling approximately 52,000 square feet and the Company anticipates occupying the remaining suites in 2021 and 2022. The lease contains periods of free rent for each suite and tenant improvement incentives totaling $5.3 million. Base rent is subject to annual increases through the term of the lease. The lease expires in January 2030 and contains one option to extend the lease for a five-year period at then-market rates. The lease is secured by a letter of credit which totaled $1.4 million and $1.7 million as of December 31, 2020 and 2019, respectively. The cash collateralizing the letter of credit is classified in other non-current
assets on the Consolidated Balance Sheets. The letter of credit will be increased to $1.5 million upon delivery of the fourth suite.
At the time the Company took possession of the first three suites, the premises were in shell condition and required substantial work prior to occupancy. The Company was deemed the accounting owner during the construction period as the improvements constituted structural elements of the project. Accordingly, the Company capitalized the fair value of the leased space upon delivery from the landlord and recorded a corresponding lease financing obligation. The Company also capitalized the construction costs, leasehold improvements, and interest incurred during the construction period. Construction was complete, and the assets were placed in service, for the first three suites in September 2016, December 2017, and January 2019, respectively. Upon completion of the construction, the Company evaluated the lease and determined it did not meet the criteria for sale-leaseback treatment. Accordingly, the Company depreciates the capitalized assets and recognizes interest expense related to the lease financing obligation using the effective interest rate method over the lease term. For the years ended December 31, 2020 and 2019, the Company recognized $0.4 million of depreciation expense and $2.3 million of interest expense related to the lease.
During the year ended December 31, 2019, the Company recorded leased assets of $3.1 million and tenant improvements of $6.0 million related to assets placed in service during the period. No leased assets were placed in service during the year ended December 31, 2020. As of December 31, 2020 and 2019, the aggregate lease financing obligation for the capitalized suites totaled $16.8 million.
27 Drydock Avenue
Beginning in December 2011, the Company entered into a series of noncancelable operating leases with the same landlord for an aggregate of approximately 130,000 square feet of office and lab space. The Company anticipates occupying approximately 9,000 additional square feet in 2022. The leases contain periods of free rent and provides for aggregate tenant improvement allowances of $13.4 million. As of December 31, 2020 and 2019, the aggregate unamortized balance of tenant improvement allowances under the leases was $8.1 million and $8.9 million, respectively. Base rent for each lease is subject to annual increases through the respective term of the leases. The leases expire in January 2030 and each contain one option to extend the leases for a five-year period at then-market rates. The leases are secured by a letter of credit which totaled $1.6 million and $1.5 million as of December 31, 2020 and 2019, respectively. The cash collateralizing the letter of credit is classified in other non-current
assets on the Consolidated
Balance Sheets.
The Company subleases a portion of its office and laboratory space to Joyn and Motif. The Company is not relieved of its obligations under the head lease and, therefore, accounts for the arrangements as subleases. The

F-3
3

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

sublease with Joyn runs coterminous with the Foundry Services Agreement (Note 16) and the sublease with Motif has a five-year term that commenced in November 2020. The sublessees are obligated to pay to the Company base rent plus operating expenses. The Company collects approximately $0.2 million and $0.7 million per year under the subleases with Joyn and Motif, respectively, and presents sublease income as a component of other income (expense), net on the Consolidated Statements of Operations and Comprehensive Loss.
The Company recognized rent expense of $7.0 million and $6.1 million for the years ended December 31, 2020 and 2019, respectively, of which $0.3 million was incurred during the year ended December 31, 2020 under leases in which the Company was a sublessee. The Company incurred no rent expense as a sublessee during the year ended December 31, 2019. Future minimum lease payments under noncancelable operating lease agreements, inclusive of payments for the lease financing obligations, as of December 31, 2020 are as follows (in thousands):

Years Ending December 31,	Minimum Lease Payments
2021	$16,688
2022	19,089
2023	21,205
2024	21,962
2025	22,497
Thereafter	79,647

Total	$181,088

The Company enters into certain capital leases for lab equipment used in research and development activities. Lease terms range from three to five years, may include bargain purchase options, and have fixed monthly rental payments. Future minimum lease payments under capital leases as of December 31, 2020 are as follows (in thousands):

Years Ending December 31,	Minimum Lease Payments
2021	$500
2022	238
2023	102
2024	—
2025	—
Thereafter	—

Total noncancelable payments	$840
Less: Imputed interest expense	(43)

Present value of future minimum lease payments	$797

Collaboration Agreement with Berkeley Lights, Inc.
In September 2019, the Company signed a collaboration agreement with Berkeley Lights, Inc. (“Berkeley Lights”), a leading digital cell biology company focused on enabling and accelerating the rapid development and commercialization of microbial biotherapeutics and other cell-based products for its customers. Under the collaboration agreement, the Company has agreed to incorporate Berkeley Lights’ Platform into the Foundry to

F-3
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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

accelerate the engineering of biotherapeutics and cell-based products. Under the collaboration agreement, both parties will use diligent efforts to perform their respective responsibilities to develop workflow development plans, including with respect to the Company’s collaborative development of workflows for Berkeley Lights’ Platform. The initial development of workflows will be focused on yeast and mammalian cells. Additionally, the Company is obligated to pay Berkeley Lights at least $109.0 million, and up to $150.0 million, over the term of the collaboration agreement for (i) payments for Berkeley Lights’ efforts under the workflow development plans and (ii) payments for purchases of certain equipment, associated consumables, and other goods and services.
Minimum purchase commitments for contract years one and two, which represents an 18-month period, are binding commitments that must be met each year. For contract years three through seven, the minimum purchase commitments are binding commitments, however the minimum purchase commitment is measured on a cumulative basis. Therefore, any amounts paid by the Company in excess of the given contract year’s purchase commitment may be credited towards subsequent years’ minimum purchase commitment until such excess amount has been fully credited against the minimum cumulative purchase commitment. Minimum purchase commitments under the collaboration agreement are as follows (in thousands):

Contract Years	Minimum Purchase Commitment
October 1, 2019 - September 30, 2020	$10,000
October 1, 2020 - March 31, 2022	15,000
April 1, 2022 - March 31, 2023	14,000
April 1, 2023 - March 31, 2024	17,500
April 1, 2024 - March 31, 2025	17,500
Thereafter	35,000

Total	$109,000

The collaboration agreement contains provisions requiring the Company to pay to Berkeley Lights certain license fees for the use of Berkeley Lights’ Platform and certain milestone payments of up to $11.5 million payable when a therapeutic discovered using certain workflows reaches specified development and regulatory milestones. License fees owed to Berkeley Lights are variable based on volume usage of Berkeley Lights’ Platform. All such license fees and milestone payments are applied against the satisfaction of the minimum purchase commitment. Further, if Berkeley Lights achieves certain performance targets, the minimum purchase commitment will increase to $150.0 million.
The Company has the option to buy down its purchasing obligations after the second contract year by making a one-time
payment to Berkeley Lights. The amount of the buy down payment is dependent upon the cumulative payments made to Berkeley Lights at such time and the number of completed workflows. Additionally, the Company is granted an exclusivity period for each workflow developed for the Company by Berkeley Lights under the collaboration agreement. Berkeley Lights has the option to buy down the exclusivity period by making a one-time
payment to the Company equal to a percentage of the development costs incurred by the Company related to the specific workflow. Thereafter, the parties will equally share the development costs of the associated workflow. The Company concluded the payments received from Berkeley Lights related to the buy down of an exclusivity period represent reimbursements for research and development costs and therefore account for the payments as a reduction of research and development expenses.
The collaboration agreement will continue until the seventh anniversary of the effective date, subject to certain automatic extension provisions, including for delays resulting from a Berkeley Lights failure to supply products

F-3
5

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

or services conforming with the collaboration agreement. The collaboration will automatically terminate if the Company, at any time after the second contract year, elects to exercise its buy down right. In addition, either party may terminate the collaboration agreement (i) for the material breach by the other party (including, with respect to the Company, a material supply failure), (ii) upon the occurrence of certain insolvency related events of the other party, and (iii) for certain force majeure events.
The Company made an upfront payment of $10.0 million, which was fully creditable against certain other payments owed to Berkeley Lights during the term of the collaboration agreement. As of December 31, 2019, $5.2 million of the upfront payment remained in prepaid expenses and other current assets on the Consolidated Balance Sheet and during the year ended December 31, 2020, the Company utilized the remaining portion of the upfront payment. During the years ended December 31, 2020 and 2019, the Company purchased lab equipment from Berkeley Lights totaling $2.0 million and $4.0 million, respectively. Such lab equipment is included in property and equipment, net on the Consolidated Balance Sheets. During the years ended December 31, 2020 and 2019 the Company recorded expense related to services received from Berkeley Lights totaling $7.7 million and $0.8 million, respectively, net of buy downs. Expenses incurred under the collaboration agreement are recorded as research and development expenses, net of Berkeley Lights’ buy down payments, in the Consolidated Statements of Operations and Comprehensive Loss. During the year ended December 31, 2020, Berkeley Lights exercised their option to buy down two workflows for total consideration of $1.7 million. Through December 31, 2020, the Company purchased a total of $14.5 million of equipment, services, and consumables under the collaboration agreement with Berkeley Lights.
Supply Agreement with Twist Bioscience Corporation
In March 2018, the Company signed a supply agreement with Twist Bioscience Corporation (“Twist”) to provide synthetic DNA and certain other services. Under the supply agreement, the Company is obligated to purchase specified volumes of synthetic DNA subject to quarterly minimums over the term of the agreement. The products purchased that contribute to achieving the quarterly minimum purchase commitment can vary based on the Company’s discretion, subject to advanced notice provided to Twist. The term of the supply agreement is four years. The Company’s quarterly minimum purchase commitment may be adjusted for the following reasons: (i) due to a lack of availability of certain products for purchase in a given quarter; (ii) due to lack of certain service features available; (iii) delays in shipments over two consecutive quarters beyond the agreed upon lead times; and (iv) if the average yield of certain products measured over two consecutive quarters is greater than a specified yield. The Company receives volume discounts on purchases based on specified volume thresholds over the term of the supply agreement. Additionally, the Company receives a discount on each order of certain products, dependent upon the volume of certain other products it purchases in a given order. If, at each six-month
period over the term of the supply agreement, the Company fails to meet its aggregate quarterly minimum purchase commitment for the prior six months, the Company is obligated to pay Twist a fee per unit of the shortfall.
During the years ended December 31, 2020 and 2019, the Company incurred $10.4 million and $8.3 million, respectively, of research and development expenses under its supply agreement with Twist.
Purchase Orders
The Company has agreements with third parties for certain services for which the Company is not contractually able to terminate for convenience to avoid future obligations to the respective vendors. Such agreements may provide for termination fees, penalties, or costs to wind-down the arrangement. Under such agreements, the Company is contractually obligated to make payments, primarily to reimburse the vendor for their expenditures

F-3
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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

that are not recoverable and incurred prior to any cancellation of the respective agreement. The actual amounts the Company could pay in the future to these vendors under the various agreements may differ from the amounts under the purchase orders due to these cancellation provisions.
Indemnification Agreements
The Company enters into standard indemnification agreements and has agreements with indemnification clauses in the ordinary course of business. Under such arrangements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, who are generally the Company’s business partners. The terms of these indemnification arrangements are generally perpetual and effective any time after contract execution. The maximum potential liability resulting from these indemnification arrangements may be unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification arrangements and the Company does not believe that the outcome of any claims under such arrangements will have a material effect on its financial position, results of operations or cash flows, and have not accrued any liabilities related to such obligations as of December 31, 2020 or 2019.
Legal Proceedings
The Company is not currently party to any material legal proceedings. As of each reporting date, the Company evaluates whether or not a potential loss amount or range of loss amounts is reasonably estimable and probable of being incurred and whether such amounts meet the requirements to be accrued or disclosed pursuant to ASC 450,
Contingencies
(“ASC 450”). The Company expenses costs related to such legal proceedings as incurred.

12.	Convertible Promissory Notes
In June 2019, the Company entered into a Note Purchase Agreement (“NPA”) with certain existing investors. In connection with the NPA, the Company issued convertible promissory notes (“Convertible Promissory Notes”) resulting in aggregate proceeds of $199.0 million, net of issuance costs of $1.0 million. The Convertible Promissory Notes carried interest at the rate of 3% per annum and had a maturity date of June 21, 2021. Pursuant to the NPA, all of the outstanding principal and interest under the Convertible Promissory Notes were to be automatically converted into (i) preferred stock issued in connection with the Company’s next financing that resulted in at least $50.0 million of gross proceeds (“NPA Qualified Financing”) at a 5% discount, (ii) common stock issued in connection with the filing of an effective registration statement pursuant to an initial public offering, or (iii) cash equal to the greater of (x) one and a half times the outstanding principal and interest accrued immediately prior to a sale or change in control event (as defined in the NPA) in which the Company or one of its subsidiaries was a party, or (y) the amount each investor would have received if the outstanding principal and accrued interest had been converted into Series D convertible preferred stock immediately prior to such sale or change in control event. On the maturity date, the Convertible Promissory Notes were to be automatically converted into shares of Series D convertible preferred stock, at a predetermined conversion rate, which was less than the fair value of Series D convertible preferred stock at the date of issuance of the Convertible Promissory Notes. The Company determined that at the Convertible Promissory Notes’ commitment date, this conversion feature was beneficial to the investors and, as such, calculated and recorded a beneficial conversion feature (“BCF”). The intrinsic value of the BCF, which was calculated utilizing the fair value of the underlying Series D convertible preferred stock and effective conversion price on the commitment date, was $199.0 million and was recorded as a debt discount with an offset to additional paid in capital.

The debt discount was amortized to interest expense using the effective interest method through the maturity date of the Convertible Promissory Notes. For the year ended December 31, 2019, the Company recorded interest expense of $0.1 million in the Consolidated Statements of Operations and Comprehensive Loss related to the amortization of the debt discount.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company’s Series E convertible preferred stock issuance in September 2019 met the criteria of an NPA Qualified Financing. Accordingly, the Convertible Promissory Notes were converted into Series E convertible preferred stock. In connection with the NPA Qualified Financing and the associated conversion, the Company was required to account for the repurchase of the BCF. The total repurchase price associated with the reacquisition of the BCF in connection with the settlement of the Convertible Promissory Notes was the issuance of 69,151,117 shares of Series E convertible preferred stock valued at $211.6 million. The intrinsic value of the BCF upon the NPA Qualified Financing was measured based on the intrinsic value of the conversion option at the settlement date which was in excess of the repurchase price. Therefore, the entire $211.6 million was allocated to the reacquisition of the BCF which was recorded as a reduction to additional paid in capital. As a result of the extinguishment of the Convertible Promissory Notes, the Company recorded a gain of $0.1 million that is reflected in other income (expense), net in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2019.

13.	Stockholders’ Equity
The Consolidated Statement of Stockholders’ Equity has been retroactively adjusted for all periods presented to reflect the Business Combination and reverse recapitalization as described in Note 1.
Preferred Stock
Following the closing of the Business Combination, the Company is authorized to issue
 200,000,000 shares of preferred stock with a par value $0.0001 per share. The Company’s board of directors are authorized, without stockholder approval, to issue such shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, voting, and other rights, preferences and privileges of the shares. There were no issued and outstanding shares of preferred stock as of December 31, 2020 and 2019.
Common Stock
Following the closing of the Business Combination, the Company is authorized to issue
 15,800,000,000 shares of common stock, including 10,500,000,000 shares of Class A common stock, par value $0.0001 per share, 4,500,000,000 shares of Class B common stock, par value $0.0001 per share, and 800,000,000 shares of Class C common stock, par value $0.0001 per share.
Voting
Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of Class C common stock are not entitled to vote except as otherwise expressly provided in the certificate of incorporation or required by applicable law.
Dividends
Common stockholders are entitled to receive dividends, as may be declared by the board of directors. Different classes of common stock are legally entitled to equal per share distributions whether through dividends or liquidation. No dividends have been declared to date.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Generally, shares of Class B common stock will convert automatically into Class A common stock upon the holder ceasing to be an Eligible Holder (i.e., director, employee, trust or legal entity of Ginkgo), unless otherwise determined by affirmative vote of a majority of independent directors of Ginkgo.

F-
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8

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Treasury Stock
During the year ended December 31, 2019, the Company repurchased 490,805 shares of common stock from its employees. The Company reclassified the shares as treasury stock, which is shown as a reduction of stockholders’ equity, for the fair value of the common stock repurchased and recorded payroll expense of $0.1 million equal to the difference between the repurchase price and the fair value of the common stock on the repurchase date. Upon the repurchase, the Company returned all shares of treasury stock to authorized and unissued shares of common stock in which the carrying value of the treasury stock was recorded as a reduction to common stock and additional paid-in
capital in the Consolidated Balances Sheet. As of December 31, 2020 and 2019, no shares of common stock remained in treasury.
Common Stock Reserved for Future Issuances

	As of December 31,
	2020	2019
Shares reserved for warrants to purchase common stock	1,020,187	1,020,187
Shares reserved for exercises of outstanding stock options under the 2008 Stock Incentive Plan	33,354,871	35,276,812
Shares reserved for vesting of restricted stock units under the 2014 Stock Incentive Plan	124,932,207	70,119,944
Shares reserved for issuances under the 2014 Stock Incentive Plan	4,783,479	18,122,760

Total common stock reserved for future issuances	164,090,744	124,539,703

14.	Stock-Based Compensation
In 2008, the Company adopted the 2008 Stock Incentive Plan (the “2008 Plan”), in 2014 the Company adopted the 2014 Stock Incentive Plan (the “2014 Plan”) and in 2021 the Company adopted the 2021 Incentive Award Plan (the “2021 Plan”, collectively with the 2008 Plan and the 2014 Plan, the “Plans”). Pursuant to the 2021 Plan, the Company may grant incentive and nonqualified stock options, RSUs, RSAs and other stock-based awards to employees, officers, directors, consultants, and advisors. No additional awards may be granted under the 2008 Plan or the 2014 Plan. The Plans are administered by the board of directors or the compensation committee of the board of directors. The shares of common stock underlying any awards that are forfeited, cancelled, repurchased, or otherwise terminated by the Company under the Plans will be added back to the shares available for issuance under the 2021 Plan. As of December 31, 2020, the maximum number of shares of common stock that are reserved for issuance under the 2008 and 2014 Plans is
48,033,713 and 130,759,452, respectively, of which no shares and 4,783,479 shares of common stock are available for future issuance under the 2008 Plan and 2014 Plan, respectively.
Stock Options
As of December 31, 2020, the Company has only issued stock option awards under the 2008 Plan, of which all were granted prior to January 1, 2019 and had a ten-year
contractual term. Upon stock option exercise, the Company issues new shares and delivers them to the participant.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

A summary of stock option activity under the 2008 Plan is presented below:

	Number of Shares	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value(1)
			(in years)	(in thousands)
Outstanding as of December 31, 2019	35,276,812	$0.02	4.20	$79,915
Exercised	(1,921,941)	0.02

Outstanding as of December 31, 2020	33,354,871	$0.02	3.20	$131,370

Exercisable as of December 31, 2020	33,354,871	$0.02	3.20	$131,370

(1) The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying stock options and the estimated fair value of the common stock for those stock options that had exercise prices lower than the estimated fair value of the common stock as of December 31, 2020 and 2019.
The aggregate intrinsic value of stock options exercised during the years ended December 31, 2020 and 2019 was $5.3 million and $1.1 million, respectively. No stock options were granted during the years ended December 31, 2020 and 2019.
Restricted Stock Units
The Company has granted RSUs to employees and
non-employees
under the 2014 Plan which are subject to two vesting conditions: (i) a service-based vesting condition under which the awards vest based on continued service over a period of time, and (ii) a performance-based vesting condition whereby the awards vest based on a liquidity event in the form of either a change of control or an initial public offering, each as defined in the 2014 Plan. RSUs awarded to new hires generally vest based on service over four years from the date of hire with 25% vesting on the first anniversary of the date of hire, and the remaining on a pro rata basis each month over the next three years. Additional RSU grants generally vest based on service in equal monthly installments over a four-year term. Both new hire and additional RSU grants are also subject to the performance-based vesting condition. Employees are able to retain RSUs vested with respect to the service condition upon departure, and such RSUs remain subject to the performance-based vesting condition. RSUs issued under the 2014 Plan expire seven years from the date of grant.
A summary of the RSU activity under the 2014 Plan is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2019	70,119,944	$0.99
Granted	57,184,567	2.68
Forfeited	(2,372,304)	1.89

Nonvested as of December 31, 2020	124,932,207	$1.74

The weighted average remaining contractual term for the nonvested RSUs as of December 31, 2020 was 5.13 years. The weighted average grant date fair value of the RSUs granted during the year ended December 31, 2019 was $1.78 per share.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Restricted Stock Awards
The Company has granted RSAs to employees and consultants under the 2014 Plan with a service-based condition that generally vest in equal monthly installments over a four-year term.
A summary of the RSA activity under the 2014 Plan is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested as of December 31, 2019	675,887	$1.99
Vested	(256,838)	1.99

Nonvested as of December 31, 2020	419,049	$1.99

The aggregate fair value of the RSAs that vested during the years ended December 31, 2020 and 2019 was $0.5 million and $0.7 million, respectively.
Stock-Based Compensation
Stock-based compensation expense was allocated as follows (in thousands):

	Years Ended December 31,
	2020	2019
Research and development	$79	$64
General and administrative	397	707

Total	$476	$771

During the years ended December 31, 2020 and 2019, the Company recognized $0.5 million and $0.8 million, respectively, in stock-based compensation expense related to the RSAs. The Company has not recognized any stock-based compensation expense related to the RSUs as of December 31, 2020 as satisfaction of the performance-based vesting condition was not deemed probable. All outstanding stock options were fully vested prior to January 1, 2019 and, accordingly, no stock-based compensation expense was recognized for these awards during the years ended December 31, 2020 and 2019.
As of December 31
, 2020, total unrecognized stock-based compensation expense related to the RSUs and RSAs was $218.0 million and $0.8 million, respectively. The total unrecognized stock-based compensation expense related to the RSAs will be recognized over a weighted average period of 1.88 years.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1
5
. Revenue Recognition
Disaggregation of Revenue
The following table sets forth the percentage of Foundry revenues by industry based on total Foundry revenue:

	Year Ended December 31,
	2020	2019
Food and nutrition	35%	39%
Industrial and environmental	29%	13%
Agriculture	13%	18%
Consumer and technology	12%	19%
Other	11%	11%

Total	100%	100%

The following table sets forth the percentage of revenue by geographic location based on total revenue:

	Year Ended December 31,
	2020	2019
North America	95%	95%
Rest of world	5%	5%

Total	100%	100%

Contract Balances
The Company recognizes a contract asset when the Company transfers goods or services to a customer before the customer pays consideration or before payment is due, excluding any amounts presented as accounts receivable. The Company did not have any contract assets as of and for the years ended December 31, 2020 and 2019.
Contract liabilities, or deferred revenue, primarily consist of payments received in advance of performance under the contract or when the Company has an unconditional right to consideration under the terms of the contract before it transfers goods or services to the customer. The Company’s collaborative arrangements with its investees and related parties typically include upfront payments consisting of cash or non-cash consideration for future research and development services and non-cash
consideration in the form of equity securities for licenses that will be transferred in the future. The Company records the upfront cash payments and fair value of the equity securities as deferred revenue.
The Company also invoices customers based on contractual billing schedules, which results in the recording of deferred revenue to the extent payment is received prior to the Company’s performance of the related services. Contract liabilities are recognized as revenue as (or when) the Company performs under the contract.
Of the Company’s $147.9 million in deferred revenue at December 31, 2019, $25.5 million was recognized as revenue during 2020. Of the Company’s $127.2 million in deferred revenue at December 31, 2018, $16.8 million was recognized as revenue during 2019.
Performance Obligations
The aggregate amount of the transaction price that was allocated to performance obligations that have not yet been satisfied or are partially satisfied as of December 31, 2020 and 2019 was $20.7 million and $35.3 million,

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

respectively. The Company has elected the practical expedient not to provide the remaining performance obligation disclosures related to contracts for which the Company recognizes revenue on a cost-plus basis in the amount to which it has the right to invoice. As of December 31, 2020, of the performance obligations not yet satisfied or partially satisfied, 94% is expected to be recognized as revenue during the years ended December 31, 2021 to 2023. The remainder cannot be reasonably estimated due to uncertainty about the timing of development milestones.
1
6
.    Significant Collaboration Transactions
Allonnia, LLC
Summary of Arrangement
Allonnia was formed in 2019 and focuses on the application of synthetic biology in the bioremediation space, leveraging Ginkgo’s proprietary platform to develop solutions for waste bioremediation and the biorecovery of rare earth elements or other substances from waste streams or waste deposits. In December 2019, the Company entered into (i) an Intellectual Property Contribution Agreement (“Allonnia IP Agreement”) that granted Allonnia a license to certain of the Company’s intellectual property, (ii) a Technical Development Agreement (“Allonnia TDA”) that establishes the terms under which the Company is providing technical development services, and (iii) a Common Unit Issuance Agreement (“CUIA”) which provides for the issuance of common units of Allonnia to the Company in exchange for the license rights granted under the Allonnia IP Agreement. Contemporaneous with these agreements, Allonnia entered into a Series A Preferred Unit Purchase Agreement under which Allonnia sold 2,970,000 Series A Preferred Units to certain of the Company’s investors, as well as a third-party investor, for aggregate proceeds of approximately $33.0 million. Allonnia also agreed to issue an additional 630,000 Series A Preferred Units to a strategic partner as compensation for the delivery of future services to Allonnia. The Series A Preferred Unit Purchase Agreement also provides for the sale and issuance of up to an additional 5,400,000 Series A Preferred Units subsequent to the initial closing. Subsequently, during the year ended December 31, 2020, Allonnia issued an additional 1,844,911 Series A Preferred Units, 1,664,911 of which were sold for aggregate proceeds of $18.5 million and 180,000 of which were issued in exchange for the rights to certain intellectual property which will vest based on the achievement of milestones associated with the development of the intellectual property received. In 2021, Allonnia issued an additional 22,500 Series A Preferred Units for aggregate proceeds of $0.2 million and closed their Series A Preferred Unit financing. As a result, the Company received an additional 1,867,411 common units in full satisfaction of the additional common unit right described in the following paragraph (Note 2
1
).
Under the Allonnia IP Agreement, the Company licensed intellectual property to Allonnia for use in the development or the production of its products that the parties will subsequently agree to develop under TDPs. The license rights provide Allonnia with the ability to commercialize the specified products from the corresponding strain or enzyme, which can only be developed by the Company under the Allonnia TDA. The Company received 3,600,000 common units as consideration for the license upon execution of the agreement. In addition, the Company is entitled to receive up to an additional 5,400,000 common units upon the issuance of additional Series A Preferred Units by Allonnia.
Under the Allonnia TDA, the parties jointly agree, through equal representation on a joint steering committee, on TDPs for specific strains and enzymes, in which the Company will perform agreed upon development services in return for consideration on a cost-plus basis for all services provided. As of December 31, 2020, the Company has entered into three TDPs with Allonnia.
Accounting Analysis
The Company concluded that Allonnia is a variable interest entity in which it holds a variable interest through its common unit interest. Allonnia was designed to function as a stand-alone entity with its own board of directors,

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

employees, and operational infrastructure. While the Company was involved with the creation of Allonnia, has board representation, and is involved in the ongoing development activities of Allonnia through its participation on a joint steering committee (as provided for under the Allonnia TDA), the Company concluded this involvement does not give it the power to control the decisions with respect to the development activities of Allonnia, which are the most significant activities of Allonnia. The Company does not control Allonnia’s board of directors and there are no voting or consent agreements between the Company and the other members of Allonnia’s board of directors or the holders of the Series A Preferred Units. Further, the Company’s representation on the joint steering committee does not give it control over Allonnia’s development activities as all votes of the joint steering committee must pass by consensus and there is no agreement in place that would require Allonnia to vote in alignment with the Company. Accordingly, the Company is not the primary beneficiary of Allonnia as it does not control the decisions that most significantly impact Allonnia’s economic performance.
The common unit investment in Allonnia is considered an equity method investment as a result of the Company’s ability to exercise significant influence over the financial and operating policies through its ownership of common units. The initial carrying value of the equity method investment in Allonnia is the fair value of the common units of $24.5 million received in exchange for the Allonnia IP Agreement which, as discussed below, was accounted for as deferred revenue at inception. The fair value of Allonnia’s common units was determined at inception of the agreements using the option pricing method. The option pricing method used a back-solve methodology to infer the total equity value based on the pricing of the Series A Preferred Unit financing, which was contemporaneous with the Allonnia IP Agreement. Further, the Company determined the rights to up to an additional 5,400,000 common units did not meet the definition of a freestanding financial instrument and are not representative of a derivative. The right to the additional common units is considered variable consideration that is fully constrained at inception and until the contingencies related to the issuance of the additional shares are resolved. This contingency was resolved in 2021 when the Company and Allonnia agreed upon the additional 1,867,411 common units to be issued under the agreements (Note 2
1
).
The Series A Preferred Units issued by Allonnia receive a liquidation preference prior to common units. As such, the Company concluded that this represents a substantive profit-sharing arrangement, and the Company is recognizing earnings and losses on the equity method investment using the HLBV method. The Company recorded a loss on equity method investment of $24.5 million from inception through December 31, 2019. The loss allocated to the Company primarily relates to Allonnia’s accounting for the non-cash
consideration related to the Allonnia IP Agreement as
in-process
research and development, which resulted in the full value of the Company’s intellectual property contribution being expensed in the period ended December 31, 2019. As of December 31, 2019, the carrying value of the equity method investment in Allonnia has been reduced to zero. There is no commitment for the Company to provide further financial support to Allonnia and therefore the carrying value of the equity method investment will not be reduced below zero. As a result, no loss was recognized during the year ended December 31, 2020 on the equity method investment.
The relationship with Allonnia is a vendor-customer relationship and is within the scope of ASC 606 as the provision of services and corresponding license rights are considered a part of the Company’s ordinary activities and the common units represent non-cash
consideration. While the Allonnia TDA has been executed by the parties and provides the payments terms for future services, the Allonnia TDA does not provide for any transfer of goods or services between the parties. However, the Company will provide licenses and services upon execution of the contemplated TDPs. Accordingly, the Company concluded that the Allonnia TDA met the definition of a contract under ASC 606 and each TDP executed under the Allonnia TDA will be accounted for in accordance with ASC 606. There were no TDPs entered into during the year ended December 31, 2019, therefore, the non-cash
consideration of $24.5 million is recorded as deferred revenue, net of current portion on the Consolidated Balance Sheet as of December 31,
2019.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
The Company’s performance obligations under the contract consist of a combined service and license performance obligation related to the initial TDP executed in February 2020 and nine material rights, related to the estimated additional TDPs the parties expect to execute under the Allonnia TDA. The material rights represent an advance payment for the license rights which will be granted upon the execution of each TDP. As there is no additional payment for these license rights upon execution of a TDP, the Company has determined that there is a material right associated with each of the contemplated future TDPs. The Company has allocated $2.5 million of the upfront non-cash
consideration to each of the ten performance obligations under the contract based on the estimated standalone selling price of the performance obligations. Unexercised material rights are recorded as non-current
deferred revenue until such time as the parties execute a TDP.
Upon the execution of each TDP, the Company is obligated to provide development services under the TDP and a license to applicable patents and other intellectual property to the ingredient developed under the plan. The license and research and development services under a TDP are highly interdependent and interrelated with one another. Without the Company’s knowledge, expertise, and platform, there would not be a licensable strain or other commercializable product to transfer to Allonnia. Further, Allonnia has rights to all development intellectual property created as part of each TDP, irrespective of the result of the development. Therefore, each executed TDP consists of one combined performance obligation for the license and research and development services to be performed by the Company.
For each TDP, the transaction price consists of variable consideration for the most likely amount of estimated consideration to be received under the cost-plus arrangement and the $2.5 million allocation of the fixed non-cash
consideration. As the services performed by the Company create or enhance an asset that Allonnia controls as the asset is created or enhanced, the Company satisfies the performance obligation and recognizes revenue over time. The Company uses an input method that compares total costs incurred relative to total estimated cost to complete to estimate progress under the contract. Any revisions to the estimated total budgeted costs to complete, and the resulting impact to revenue recognition, are reflected in the period of the change through a cumulative catch-up
adjustment. In 2021, the constraint was removed from the additional non-cash
consideration. The additional consideration of $12.7 million was allocated to all of the performance obligations under its arrangement with Allonnia consistent with the initial relative selling price allocation and a cumulative catch up was recognized for the TDPs in process (Note 2
1
).
As of December 31, 2020 and 2019, the Company had a deferred revenue balance of $26.1 million and $24.5 million, respectively, with Allonnia. During the year ended December 31, 2020, the Company recognized $5.0 million from services provided to Allonnia. No revenue was recognized by the Company during the year ended December 31, 2019.
Glycosyn, LLC
Summary of Arrangement
In October 2018, the Company entered into a series of arrangements with Glycosyn, a biotech company developing components of human milk, to optimize and scale the production of human milk oligosaccharides (“HMOs”) for a suite of products that foster a healthy gut microbial ecology. Glycosyn has developed a portfolio of HMOs that can be produced at lab scale and the focus of the collaboration is to utilize the Company’s platform to more effectively optimize and enhance these existing HMOs-producing strains to scale up production, as well as develop new HMOs products.
The Glycosyn arrangements include (i) a Class C Unit Purchase Agreement (“Glycosyn Purchase Agreement”), (ii) a Foundry Terms of Service Agreement (“Glycosyn FSA”), and (iii) the Glycosyn Promissory Note.

F-4
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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Under the Glycosyn Purchase
Agreement, the Company purchased 80,142 Class C Units at a purchase price of $124.78 per unit for an aggregate purchase price of $10.0 million. Payment for the Class C Units was made with $1.0 million in cash paid at closing and the right for Glycosyn to utilize up to $9.0 million in Foundry services (“Glycosyn Prepaid Services”). The Class C Units have a liquidation preference over all other outstanding units equal to $10.0 million, plus any accrued or declared and unpaid distributions.
The Glycosyn FSA outlines the general terms and conditions under which the Company will perform services for Glycosyn. These services will, in turn, be performed under an executed TDP agreed to by both parties. Under an executed TDP, the Company will use commercially reasonable efforts to develop strains for the production of Glycosyn products. Further, the Company will grant Glycosyn certain licenses to any resulting product from each TDP to commercialize in the field of biosynthesis of oligosaccharides in microorganisms while the Company retains license rights outside of the field. The Company will charge for services based on its costs plus a fixed margin and apply amounts earned against the Glycosyn Prepaid Services. The first $1.0 million of services will be applied to the Glycosyn Prepaid Services. Thereafter, 25% of every invoice is applied to the Glycosyn Prepaid Services and 75% is payable in cash. Prior to its termination discussed below, the parties had executed one TDP.
The Glycosyn FSA can be terminated by mutual agreement, change in control or insolvency at any time during the term of the agreement. Glycosyn may terminate for convenience following the one-year
anniversary, provided notice is received by the Company no later than thirty days following the one-year
anniversary. Upon termination by mutual agreement, change in control, or insolvency, the Company is required to repay 50% of any unused Glycosyn Prepaid Services in cash or with Class C Units of Glycosyn at an amount equal to their then-current fair value. Upon termination for convenience by Glycosyn, the Company would be entitled to keep an amount equal to the cumulative amount invoiced against the Glycosyn Prepaid Services and the remainder would be payable to Glycosyn in cash or with Class C Units of Glycosyn at an amount based on their then current fair value.
In 2019, Glycosyn exercised their option to terminate the agreement in accordance with its contractual rights at the one-year
anniversary. In connection with the termination notice, the parties negotiated a Unit Repurchase Agreement and Amendment to the FSA which was executed on December 31, 2019 and resulted in (i) the Company returning all of its Class C Units holdings to Glycosyn, (ii) termination of all the Company’s obligations under the Glycosyn FSA, (iii) agreement to perform certain services in the future on a cost-plus fixed margin basis, (iv) an increase to the amount owed on the Glycosyn Promissory Note from $3.1 million to $5.7 million, which was the outstanding balance as of December 31, 2019, and (v) a modification to the terms of the Glycosyn Promissory Note to increase the interest rate, modify the payment terms and extend the maturity. As of December 31, 2020, the outstanding balance on the promissory note was $5.4 million. Refer to Note 4 for discussion of the Glycosyn Promissory Note.
Accounting Analysis
Prior to the termination, the Company accounted for its investment in Glycosyn’s Class C Units as an equity method investment as it held an approximate 18% equity interest in Glycosyn. The Company recorded the initial carrying value of its equity method investment at fair value, which the Company determined was $10.0 million. The fair value was determined by the Company with the assistance of a third-party valuation specialist and utilizes a discounted cash flow analysis of Glycosyn’s projected cash flows and the preferences of the LLC units in a distribution scenario. As the Class C Units receive a preferential distribution, the Company concluded that the shares contain a substantive profit-sharing arrangement. Accordingly, the Company recognized its share of earnings or losses from its equity method investment in Glycosyn using the HLBV method. During the year ended December 31, 2019, prior to the termination, the Company recorded a loss on equity method investment in Glycosyn of $1.3 million. Immediately prior to termination of the Glycosyn FSA, the carrying value of the equity method investment was $8.5 million.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

While the Glycosyn FSA has been executed by the parties and provides the payment terms for future services, the Glycosyn FSA does not provide for any transfer of goods or services between the parties. However, there is an obligation that the Company will provide licenses and services upon execution of a TDP. Accordingly, at inception, the Company recorded deferred revenue of $9.0 million equal to the fair value of the equity received less the cash paid. Upon execution of a TDP, the Company will reduce the deferred revenue by the portion of the transaction price funded by the Glycosyn Prepaid Services. During the year ended December 31, 2019, the Company recognized $0.7 million of revenue related to the Glycosyn FSA. At the time of the termination of the Glycosyn FSA, the outstanding balance related to the Glycosyn Prepaid Services was $8.4 million, which was eliminated in conjunction with the termination of the Glycosyn FSA. Upon termination, the Company recognized a gain on termination of $1.5 million primarily attributable to the increase in loan receivable which is carried at fair value. The gain was recorded as a component of other income (expense), net on the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2019.
Motif FoodWorks, Inc.
Summary of Arrangement
Motif was incorporated in 2018 to focus on the application of synthetic biology in the food industry, leveraging the Ginkgo’s proprietary platform to develop alternative protein ingredients that reduce reliance on animal products. In September 2018, the Company entered into (i) an Intellectual Property Contribution Agreement (“Motif IP Agreement”) with Motif that granted Motif a license to certain of the Company’s intellectual property and (ii) a Technical Development Agreement (“Motif TDA”) that establishes the terms under which the Company is providing technical development services.
Under the Motif IP Agreement, the Company licensed intellectual property to Motif for use in strain development to produce ingredients that the parties will subsequently agree to develop under TDPs. The license rights provide Motif with the ability to commercialize the specified ingredients from the corresponding strain, which can only be developed by the Company under the Motif TDA. In return for the license to the intellectual property, Motif granted the Company 9,000,900 shares of common stock. Concurrent with the Motif IP Agreement, Motif also sold 8,100,720 shares of Series A preferred stock to certain of the Company’s investors, as well as third-party investors, for aggregate proceeds of approximately $90.0 million.
The Motif TDA governs the procurement of the Company’s expertise and technical development services to collaborate in the research, development, and commercialization of specified ingredients. Under the Motif TDA, the parties jointly agree on TDPs for specific ingredients, in which the Company will perform agreed upon development services in return for consideration on a cost-plus fixed margin basis for all services provided. At inception, the Company estimated that it would execute ten TDPs with Motif.
Accounting Analysis
The Company concluded that Motif is a variable interest entity in which it holds a variable interest through its common stock interest. Motif was designed to function as a stand-alone entity with its own board of directors, employees, and operational infrastructure. While the Company was involved with the creation of Motif, has board representation, and is involved in the ongoing development activities of Motif through its participation on a joint steering committee (as provided for under the Motif TDA), the Company concluded this involvement does not give it the power to control the decisions with respect to the development activities of Motif, which are the most significant activities of Motif. The Company does not control Motif’s board of directors and there are no voting or consent agreements between the Company and the other members of Motif’s board of directors or other investors. Further, the Company’s representation on the joint steering committee does not give it control over

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Motif’s development activities as all votes of the joint steering committee must pass by consensus and there is no agreement in place that would require Motif to vote in alignment with the Company. Accordingly, the Company is not the primary beneficiary of Motif as it does not control the decisions that most significantly impact Motif’s economic performance.
The investment
in Motif common stock is considered an equity method investment as a result of the Company’s ability to exercise significant influence over the financial and operating policies through its common stock ownership. The initial carrying value of the equity method investment in Motif is the fair value of the common stock received in exchange for the Motif IP Agreement of $65.1 million which, as discussed below, is being accounted for as non-cash
consideration under ASC 606. As Motif’s Series A preferred stockholders receive a liquidation preference prior to common stock, the Company concluded that this represents a substantive profit-sharing arrangement. Accordingly, the Company is recognizing earnings and losses on the equity method investment using the HLBV method. The Company recorded a loss on equity method investment of $65.1 million from inception through December 31, 2018 which reduced the carrying value to zero. The loss allocated to the Company primarily relates to Motif’s accounting for the non-cash
consideration related to the Motif IP Agreement as
in-process
research and development, which resulted in the full value of Company’s intellectual property contribution being expensed in the period ended December 31, 2018, at which time the carrying value of the equity method investment in Motif had been reduced to zero. There is no commitment for the Company to provide further financial support to Motif and therefore the carrying value of the equity method investment will not be reduced below zero. As a result, no loss was recognized during the years ended December 31, 2020 and 2019 on the equity method investment.
The overall arrangement with Motif is a vendor-customer relationship and is within the scope of ASC 606 as the provision of development services and corresponding license rights are considered a part of the Company’s ordinary activities. The licenses contemplated under the Motif IP Agreement are contingent upon a TDP being agreed to by the parties under the Motif TDA and only relate to strains that are developed under a TDP. While the TDPs require approval by the parties, the parties initially estimated that ten TDPs would be negotiated under the arrangement.
The Company’s performance obligations under the Motif IP Agreement consist of ten material rights, related to the initial set of ingredients that the parties desired to develop in the first two years. The material rights represent an advance payment for the license rights which will be granted upon the execution of each TDP. As there is no additional payment for these license rights upon execution of a TDP, the Company has determined that there is a material right associated with each of the contemplated TDPs. The common stock received under the Motif IP Agreement is considered non-cash
consideration and has been recognized at fair value. The Company determined the fair value of the common stock was $65.1 million at inception of the agreement with the assistance of a third-party valuation specialist, which was initially recorded as non-current
deferred revenue. The option pricing model used a back-solve methodology to determine the total equity value based on the pricing of the Series A financing, which was contemporaneous with the Motif IP Agreement. The Company has allocated $6.5 million to each of the ten material rights. The Company allocated the transaction price based on the estimated standalone selling price of the material rights which is, in turn, based on the intrinsic value of the right and the probability of exercise.
Upon the execution of each TDP, the Company is obligated to provide development services under the TDP and a license to applicable patents and other intellectual property to the ingredient developed under the plan. The license and research and development services under a TDP are highly interdependent and interrelated with one another. Without the Company’s knowledge, expertise and platform, there would not be a licensable strain or other commercializable product to transfer to Motif. Further, Motif has rights to all development intellectual

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

property created as part of each TDP, irrespective of the result of the development. Therefore, each executed TDP consists of one combined performance obligation for the license and research and development services to be performed by the Company.
For each TDP, the transaction price consists of variable consideration for the most likely amount of estimated consideration to be received under the cost-plus arrangement and the $6.5 million which was allocated to the associated material right under the Motif IP Agreement. As the services performed by the Company create or enhance an asset (i.e., the specified ingredient) that Motif controls as the asset is created or enhanced, the Company satisfies the performance obligation and recognizes revenue over time. The Company uses an input method that compares total costs incurred relative to total estimated cost to complete to estimate progress under the contract. Any revisions to the estimated total budgeted costs to complete, and the resulting impact to revenue recognition, are reflected in the period of the change through a cumulative catch-up
adjustment.
As of December 31, 2020 and 2019, the Company had a deferred revenue balance of $54.0 million and $62.5 million, respectively, with Motif. The Company recognized revenue of $20.8 million and $19.0 million from services provided to Motif during the years ended December 31, 2020 and 2019, respectively.
Genomatica, Inc.
2016 Genomatica Agreement
In 2016, the Company purchased Series A preferred stock of Genomatica, Inc. (“Genomatica”), a biotechnology company specializing in the development and manufacturing of intermediate and specialty chemicals from both sugar and alternative feedstocks. The Company also entered into a Collaboration Agreement with Genomatica (“Genomatica Collaboration”) in connection with the financing. The Genomatica Collaboration was entered into to share expertise on biotechnology solutions. Specifically, Genomatica provided the Company with scale-up
and process optimization functions, and the Company has provided Genomatica with certain technology development functions generally centered on high throughput strain engineering capabilities. The Genomatica Collaboration’s focus was on obtaining new customers for either party that could benefit from the combined expertise of both parties, and the agreement provides for profit-sharing allocations between Genomatica and the Company depending on the category of the potential product. Each party is responsible for their own costs incurred under an agreed upon TDP.
2018 Genomatica Agreement
In September 2018, the Company entered into a stock purchase agreement with Genomatica under which it received $40.0 million of Series B preferred stock from Genomatica. In lieu of cash consideration, the Company entered into a Foundry Terms of Service Agreement (“Genomatica FSA”) with Genomatica in which the Company would provide up to $40.0 million in services at no charge to Genomatica (“Initial Prepayment”). The Genomatica FSA terminated the Genomatica Collaboration and changed the pricing terms for work performed under TDPs to a cost-plus fixed margin agreement. Genomatica can apply a portion of the $40.0 million in prepaid services to outstanding invoices under the Genomatica FSA, subject to certain limitations that require cash payment for services over certain monthly thresholds. Further, while the Genomatica FSA replaced the Genomatica Collaboration, any fees that would have been paid to or by the Company under contracts previously governed by the Genomatica Collaboration continue to be shared between the parties. These amounts are either (i) added to, if payable to the Company, or (ii) reduced from, if payable to Genomatica, the balance of the prepaid services over the term of the arrangement, with certain restrictions. At the time of the execution of the Genomatica FSA, there was
 $19.1 million of potential consideration payable to the Company under the Genomatica Collaboration, which upon payment will contribute to the prepaid services balance, and $4.6 million

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

of potential payments to Genomatica, which upon payment will reduce the prepaid services balance. As of December 31, 2020, and 2019, the Company has received $6.9 million under the Genomatica FSA.
Accounting Analysis
The Company concluded that Genomatica is a variable interest entity in which it holds a variable interest through its preferred stock interest. While the Company holds a seat on Genomatica’s board of directors and participates in board decisions via such participation, it does not have the ability to control the board as there is no voting or consent agreement between the Company and other members of the board or preferred stockholders. Further, while the Company participates on the joint steering committee that governs the Genomatica FSA, all votes must be unanimous and there is no agreement in place that would require Genomatica to vote in alignment with the Company. Accordingly, the Company is not the primary beneficiary of Genomatica as it does not control the decisions that most significantly impact Genomatica’s economic performance.
The Company concluded the preferred stock investment was not in-substance
common stock and therefore did not qualify for accounting as an equity method investment. Rather, the Company concluded the preferred stock investment should be accounted for as an equity security as it represents an ownership interest in Genomatica that is not mandatorily redeemable nor does the Company have the unilateral right to redeem the preferred stock. Genomatica’s preferred stock is not exchange-traded and does not have a readily determinable fair value. Therefore, the Company accounts for the Genomatica preferred stock under the measurement alternative for equity investments that do not have a readily determinable fair value, which in this case is at historical cost. As of December 31, 2020, and 2019, the cost of the investment in Genomatica’s preferred stock was $55.0 million and is included in investments on the Consolidated Balance Sheets. As of December 31, 2020 and 2019, no adjustments have been recognized related to the preferred stock investment as a result of the application of the measurement alternative.
Under the Genomatica Collaboration, the Company was entitled to receive a portion of fees earned from third party customers of Genomatica that were within the scope of the agreement. The Company accounted for the collaboration under ASC 808, however the Company applied ASC 606 by analogy for measurement and recognition purposes. Under the Genomatica Collaboration, the Company’s promises consisted of (i) licenses to the Company’s intellectual property, related to the specified development work, and (ii) research and development services. The Company determined that there was a single, combined performance obligation consisting of research services and licenses to certain intellectual property. The Company recognized the revenue for the combined performance obligation using an over-time input method, as the Company’s performance under the contract created or enhanced the target product or strain as such product or strain was developed. The Company measured progress based on the cost incurred relative to total forecasted cost.
The Genomatica FSA represents a modification to the Genomatica Collaboration that resulted in a change in transaction price from milestones to a cost-plus fixed margin structure. The Genomatica FSA did not result in the addition of any distinct promised goods or services, and the Company’s remaining obligation post-modification was to finish the partially satisfied development work that had commenced under the Genomatica Collaboration. This performance obligation was satisfied during the year ended December 31, 2019.
As of December 31, 2020 and 2019, the Company had a deferred revenue balance of $30.1 million and $38.1 million, respectively, with Genomatica. During the years ended December 31, 2020 and 2019, the Company recognized revenue from services provided to Genomatica of $9.4 million and $6.2 million, respectively.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Joyn Bio, LLC
Summary of Arrangement
In September 2017, the Company and certain other investors formed Cooksonia for the purposes of holding the Company’s investment in Joyn. Concurrently, Cooksonia entered into a commitment agreement with Bayer CropScience LP (“Bayer”) to form Joyn. Joyn is focused on research, development, discovery, and commercialization of engineered microbes for use in agriculture. The initial program uses advanced techniques in biology to study and engineer naturally occurring soil microbes and their nitrogen-fixing genes to enable crops to produce their own fixed nitrogen and reduce the nitrogen fertilizer required.
The Company contributed $5.0 million in cash and certain intellectual property to Cooksonia in exchange for a 70% equity interest in Cooksonia (“Class A Units”). Cooksonia received $20.0 million in cash from another investor, who is a related party of the Company, for a 20% equity interest in Cooksonia (“Class B Units”). Cooksonia also received certain intellectual property from Genomatica and issued Genomatica a 10% equity interest in Cooksonia (“Cooksonia Class C Units”) and paid Genomatica $5.0 million in cash. Subsequently, Cooksonia contributed $20.0 million and all intellectual property received from the Company and Genomatica in exchange for a 50% equity interest in Joyn. Bayer contributed $20.0 million in cash funding plus specified intellectual property. In addition, Bayer committed to contribute up to an additional $60.0 million to be paid subject to certain funding procedures. In return, Bayer obtained a 50% equity interest in Joyn. The agreements may be terminated by mutual agreement, following a change in control, and for breach.
Joyn is governed by a Board of Managers (“Joyn Board”) comprised of equal representation of the Company and Bayer. The Joyn Board has all the rights, powers, obligations, and authority to manage the business and affairs of Joyn.
The Company also entered into a Foundry Services Agreement (“Joyn FSA”) with Joyn under which the Company will provide Joyn with technical services and preferred access to the Company’s facilities. Joyn paid the Company a non-refundable
$20.0 million prepayment for services to be provided under the Joyn FSA (“Joyn Prepaid Services”). The Joyn Prepaid Services can be utilized for technical services performed by the Company, its subcontractors, and third parties involved in the performance of the overall technical services. Amounts due to the Company are applied to the balance of Joyn Prepaid Services as earned. During the year ended December 31, 2019, Joyn made an additional $15.0 million prepayment for services (“Joyn Additional Prepaid Services”). Under certain Joyn termination scenarios, any amount of unused Joyn Additional Prepaid Services shall be repaid by the Company to Joyn. There were no additional prepayments during the year ended December 31, 2020.
Accounting Analysis
From inception, the Company’s investment in Cooksonia has represented a controlling financial interest, resulting in consolidation of Cooksonia within Company’s consolidated financial statements. The Company concluded that Cooksonia is a variable interest entity and that it holds a variable interest in Cooksonia through its Class A Units. The Company is the primary beneficiary of Cooksonia as it controls the decisions that most significantly impact economic performance as the Company controls 100% of the board of directors and holds 70% of the equity in Cooksonia. The initial cash and in-kind
contributions the Company made to Cooksonia have been recorded at carrying value as the transaction was with entities under common control. All assets of Cooksonia after the initial investments, net of the amounts paid to Genomatica, were contributed to Joyn for a 50% equity interest in Joyn. The Company presents the non-controlling
interest attributable to the other investors’ equity interest in Cooksonia as a component of stockholder’s equity. The initial carrying value of the Company’s equity interest in Cooksonia was $13.1 million, comprised of the initial $5.0 million cash investment

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

and an $8.1 million adjustment for Cooksonia’s claim on net assets in accordance with ASC 810,
Consolidation
(“ASC 810”) recognized to reflect a certain investor’s liquidation preference in a termination event that represents a substantive profit-sharing agreement. The initial carrying value of the non-controlling
interest was comprised of cash and intellectual property contributions from the other investors of $29.7 million, less the $8.1 million adjustment for the non-controlling
interest holders’ claim on the net assets of Cooksonia.
With respect to Cooksonia’s investment in Joyn, as Cooksonia does not control the Joyn Board, it does not have the power to control the decisions related to the development activities of Joyn, which are the most significant activities of Joyn. Accordingly, the Company concluded that Cooksonia is not the primary beneficiary of Joyn as it does not control the decisions that most significantly impact Joyn’s economic performance.
Cooksonia accounts for its 50% equity interest in Joyn as an equity method investment based on the size of its equity interest and its influence on the board of directors. The equity method investment in Joyn was recorded at an initial carrying value of $97.9 million, which is the fair value of Cooksonia’s interest in Joyn. The fair value was determined by management with the assistance of a third-party valuation specialist. The option pricing model used a back-solve methodology to determine the total equity value based on the pricing of the Class B Units which were exchanged for cash. The license of intellectual property to Joyn has been accounted for under ASC 606 as described below. Upon liquidation, the net assets of Joyn are not distributed in accordance with each party’s respective ownership interest. Depending on the circumstances or type of liquidation event, Bayer or Cooksonia may receive certain preference payments or priority in the assets that are distributed. These preferences represent a substantive profit-sharing arrangement and, accordingly, Cooksonia recognizes earnings and losses on its equity method investment using the HLBV method. For the years ended December 31, 2020 and 2019, Cooksonia recognized a loss of $0.4 million and $1.7 million on its equity method investment, comprised of Cooksonia’s changes in claim on the net assets of Joyn as of December 31, 2020 and 2019, respectively.
For the years ended December 31, 2020 and 2019, Cooksonia’s net loss was $0.4 million and $1.7 million (comprised solely of the loss from its equity method investment in Joyn), of which $0.1 million and $0.5 million was attributable to the non-controlling
interests, respectively. As of December 31, 2020 and 2019, Cooksonia recognized its equity method investment in Joyn at $28.9 million and $29.3 million, respectively, which was the sole asset held by Cooksonia as of each period end and is included in the Consolidated Balance Sheets for the respective periods. No liabilities were held by Cooksonia as of December 31, 2020 and 2019.
The Company accounts separately under ASC 606 for Cooksonia’s contribution of its intellectual property and the services performed by the Company under technical project plans governed by the Joyn FSA. The Company accounts for the intellectual property sale and the technical services separately as the two agreements were not negotiated with a single commercial objective, the consideration under each agreement is not interdependent, and the intellectual property contribution from Cooksonia is separate and distinct from the research and development services performed under the Joyn FSA.
The Company considers the granting of licenses to the Company’s intellectual property as part of its ordinary business activities and, therefore, Cooksonia’s contribution of intellectual property to Joyn represents a contract with a customer. The intellectual property contains multiple licenses for which control transfers at inception and all revenue associated with the licenses was recognized during the year ended December 31, 2017.
The Joyn FSA functions as a master services agreement that provides the framework for the ongoing research and development services relationship between the Company and Joyn. The Joyn FSA does not create a contract under ASC 606 as it does not identify goods or services to be performed nor does it define consideration under the contract. Upon the execution of a technical project plan under the Joyn FSA, the arrangement qualifies as a contract under ASC 606.

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company accounts for each technical project separately. Each technical project plan provides for distinct services in the context of the contract, has been separately negotiated with Joyn, focuses on different specified strains with separate scopes of work, and has its own budget. The sole performance obligation under each individual technical project plan consists of the research and development services as the requisite licenses were transferred prior to the execution of the technical project plans. The transaction price for each technical project plan is determined at plan inception based on the consideration that the Company negotiated in exchange for the services to be provided. The Company’s performance under each technical project plan creates or enhances assets under Joyn’s control. Joyn receives the benefits of the output of the research and development services which allow Joyn to make strategic business decisions on the direction of each product candidate. Therefore, the Company satisfies the respective performance obligations and recognizes revenue over time.
For the years ended December 31, 2020 and 2019, the Company recognized revenue from services provided to Joyn of $7.3 million and $9.3 million, respectively, for which the balance was applied against deferred revenue. As of December 31, 2020 and 2019, the Company had a deferred revenue balance of $9.9 million and $17.1 million, respectively, with Joyn, which represented the remaining balance of prepaid services as of each respective date. As of December 31, 2020, $9.9 million of the deferred revenue balance remains refundable under certain termination scenarios.
Amyris, Inc.
During 2017, the Company terminated its collaborative relationship with Amyris, Inc. (“Amyris”) as provided in the Amyris Collaboration Agreement and executed a settlement arrangement (“Partnership Agreement”) under which the Company is entitled to receive (i) value share payments owed to the Company under the Amyris Collaboration Agreement, (ii) payments of $0.8 million each quarter commencing on December 31, 2018 through the quarter ended September 30, 2022, and (iii) payments due under an interest bearing $12.0 million promissory note.
The parties amended the agreements during the year ended December 31, 2020 to defer certain payments and provide Amyris waivers for noncompliance with certain covenants. As of December 31, 2020, the Company was owed (i) the $12.0 million principal balance on the promissory note which matures on October 19, 2022 and (ii) payments under the Partnership Agreement, as amended, which includes quarterly payments of $0.2 million to $0.3 million through September 2022 and an end of term payment of $9.8 million on October 19, 2022.
The Company concluded that all amounts due are a settlement for accounting purposes as the payments are being made without any obligation from the Company to Amyris. The balance due on the promissory note and right to payments due under the Partnership Agreement are not recognized in the Company’s financial statements until the gain is realized. The Company recognizes any payments made under the Partnership Agreement and promissory note, including interest, when cash is received as other income (expense), net. During the years ended December 31, 2020 and 2019 the Company received payments of $8.3 million and $1.6 million, respectively, which are recorded as a component of other income (expense), net in the Consolidated Statements of Operations and Comprehensive Loss.
Synlogic, Inc.
Summary of Arrangement
In June 2019, the Company entered into several agreements with Synlogic, a publicly traded clinical-stage biopharmaceutical company focused on advancing drug discovery and development for synthetic biology-derived medicines. The Company entered into a Subscription Agreement with Synlogic whereby it purchased 6,340,771 shares of common stock at $9.00 per share for a total purchase price of $57.1 million, which represented a 19.9
%

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

equity interest in Synlogic. The Company also entered into a Warrant Agreement whereby it received the right to purchase 2,548,117 shares of common stock of Synlogic at an exercise price of $9.00 per share.
The Company made a
non-refundable
prepayment related to the exercise price of the warrant
equal to
$8.99 per share for a total payment of $22.9 million. The warrant is only exercisable to the extent the Company’s interest in Synlogic does not exceed 19.99%. The Company also entered into a Foundry Services Agreement (“Synlogic FSA”) whereby Synlogic provided $30.0 million in cash as a non-refundable
prepayment for Foundry services. The prepaid Foundry services can be utilized for development of collaboration strains. Services performed under the services agreement will be applied to the prepaid amount based on the contractual rates included in the contract, based on costs incurred plus a fixed margin. Work will be performed under the Synlogic FSA pursuant to TDPs. Each TDP will pursue the development of a specific collaboration strain and/or production protocol. The Synlogic FSA will terminate upon the earlier of the exhaustion of the prepayment amount in full or the fifth anniversary of the effective date of the agreement and may be extended in certain circumstances.
Accounting Analysis
The overall arrangement with Synlogic includes the Subscription Agreement whereby the Company purchased shares of Synlogic common stock, the Warrant Agreement whereby the Company prepaid a significant portion of the exercise price of the warrant to purchase Synlogic common stock, which is non-refundable,
and the Synlogic FSA whereby the Company will perform services for Synlogic. The Company concluded that these agreements should be considered one arrangement for accounting purposes as they were entered into at the same time and negotiated as a package with a single commercial objective.
The common stock investment in Synlogic is considered an equity method investment as the Company does not have a controlling financial interest in Synlogic but does have the ability to influence the financial and operating policies through its ownership of common stock. The Company has elected to apply the fair value option to account for the equity method investment. At inception, the fair value of the equity method investment in Synlogic was recorded at $35.8 million as a component of equity method investments on the Consolidated Balance Sheet. As of December 31, 2020 and 2019, the fair value of the equity method investment in Synlogic was $13.7 million and $16.4 million, respectively. For the years ended December 31, 2020 and 2019, the Company recorded a loss on its equity method investment of $2.7 million and $19.4 million, respectively, representing the decrease in fair value of Synlogic common stock, which is reflected in loss on equity method investments in the Consolidated Statements of Operations and Comprehensive Loss.
The Company has also elected to apply the fair value option to account for the warrant to purchase Synlogic common stock. At inception, the warrant was recorded at $14.4 million as a component of investments on the Consolidated Balance Sheet. As of December 31, 2020 and 2019, the fair value of the warrant was $5.5 million and $6.6 million, respectively, calculated as the value of the underlying common stock, less the related unpaid exercise price. For the years ended December 31, 2020 and 2019, the Company recorded a loss of $1.1 million and $7.8 million, respectively, representing the decrease in fair value of the warrant, which are reflected in loss on investments in the Consolidated Statements of Operations and Comprehensive Loss.
The Company elected to apply the fair value option to these instruments as the fair value of Synlogic’s common stock is objectively determinable based on quoted market prices in an active market for the identical securities. The Company’s equity method investment in Synlogic is the only equity method investment where the underlying equity instruments are traded in an active market.
For the Synlogic FSA and related TDPs, the Company concluded that the TDPs represent contracts with a customer and will be accounted for under ASC 606. At inception, Synlogic prepaid $30.0 million for services

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

under the Synlogic FSA. The prepaid services were reduced by $29.8 million, which represents the excess of the aggregate $80.0 million the Company paid to purchase Synlogic’s common stock and warrant over the respective fair values of those instruments. This resulted in deferred revenue at inception of $0.2 million which is being recognized over the period which the Company will provide services to Synlogic. The Company recognized revenue for services provided to Synlogic of $0.1 million for the year ended December 31, 2020 and less than $0.1 million for the year ended 2019. The Company had a deferred revenue balance with Synlogic that totaled $0.1 million each as of December 31, 2020 and 2019.
National Institutes of Health
In July 2020, the Company was awarded a letter contract with the National Institutes of Health (“NIH”) under NIH’s Rapid Acceleration of Diagnostics (“RADx”) initiative. The goal of RADx was to support a range of new lab-based
and
point-of-care
tests that could significantly increase the number, type and availability of
COVID-19
tests performed each day in the United States. This contract, which had a total award value of up to $40.5 million, was intended to increase the testing capacity for
COVID-19.
As of December 31, 2020, the Company had achieved milestone-based payments of $6.6 million under the NIH letter contract, which were recorded in other income, net in the Consolidated Statements of Operations and Comprehensive Loss for the year ended December 31, 2020. In October 2020, the parties agreed not to execute a definitive agreement for the additional milestones and no further amounts are expected to be recognized under this contract.
Octant, Inc.
In November 2020, the Company entered into a development and collaboration agreement with Octant, Inc. (“Octant”) to develop and disseminate a diagnostic test for
COVID-19.
Under the agreement, the Company made an upfront,
non-refundable
payment of $5.0 million in exchange for a license to Octant’s proprietary SwabSeq sequencing platform, which can be used to detect the presence of
COVID-19.
The SwabSeq technology can also be further developed for broader testing efforts for other respiratory illnesses, including the common cold and flu. As part of the arrangement, the Company will pay to Octant profit-sharing fees based on a percentage of the adjusted gross revenues earned at certain of its testing facilities utilizing SwabSeq technology. The $5.0 million upfront payment was determined to be in-process
research and development expense and was fully expensed when incurred. There were no profit-sharing payments related to this arrangement for the year ended December 31, 2020.
1
7
. Employee Benefit Plan
The Company has a 401(k) retirement plan covering substantially all employees. Under the retirement plan, employees make voluntary contributions and the Company makes a 5%
non-elective
contribution for all employees based on compensation, subject to IRS contribution limits. For the years ended December 31, 2020 and 2019, the Company contributed $2.2 million and $1.6 million, respectively, to the retirement plan.

F-5
5

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1
8
. Income Taxes
For the years ended December 31, 2020 and 2019, the loss before provision for incomes taxes consisted of the following (in thousands):

	Years Ended December 31,
	2020	2019
Domestic	$(124,834)	$(119,835)
Foreign	—	—

Total	$(124,834)	$(119,835)

For the years ended December 31, 2020 and 2019, the Company incurred the following income tax expense (in thousands):

	Years Ended December 31,
	2020	2019
Income tax expense:
Current federal income tax	$—	$—
Current state income tax	26	22

Deferred federal income tax	581	—
Deferred state income tax	1,282	—

Income tax expense	$1,889	$22

A reconciliation of income tax expense computed at the statutory corporate income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years Ended December 31,
	2020	2019
Tax expense computed at the federal statutory rate	21.0%	21.0%
State taxes	4.5%	4.2%
Change in valuation allowance	(31.3%)	(25.2%)
Equity investments	(0.6%)	(5.7%)
Tax credits	4.8%	4.4%
Non-deductible expenses	(0.2%)	(0.1%)
Other expenses	0.3%	1.4%

Total income tax expense	(1.5%)	0.0%

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

The Company’s deferred tax assets and liabilities consist of the following (in thousands):

	Years Ended December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$91,467	$61,300
Tax credit carryforwards	20,338	14,443
Accrued expenses	1,265	390
Deferred revenue	28,590	29,575
Amortizable intangibles	4,198	3,218
Tenant allowance	2,206	2,174

Deferred tax assets before valuation allowance	148,064	111,100
Valuation allowance	(143,827)	(104,745)

Deferred tax assets	4,237	6,355
Deferred tax liabilities:
Equity-based compensation	—	(88)
Property and equipment	(830)	(862)
Basis differences	(5,270)	(5,405)

Deferred tax liabilities	(6,100)	(6,355)

Net deferred taxes	$(1,863)	$—

Activity in the deferred tax assets valuation allowance is summarized as follows (in thousands):

	Beginning of Period	Additions	Reductions/ Charges	End of Period
Deferred tax assets valuation allowance:
Year Ended December 31, 2020	$104,745	$39,082	$—	$143,827
Year Ended December 31, 2019	$74,511	$30,234	$—	$104,745
The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. The Company considered its history of cumulative net losses incurred since inception and has concluded that it is more likely than not that it will not realize the benefits of the deferred tax assets. Accordingly, a valuation allowance has been established against the deferred tax assets as of December 31, 2020 and 2019 that are not expected to be realized. The Company reevaluates the positive and negative evidence at each reporting period. The valuation allowance increased on a net basis by approximately $39.1 million during the year ended December 31, 2020 due primarily to an increase in net operating losses and tax credits.
As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $347.8 million, of which $139.2 million begin to expire in 2029. The Company has approximately $208.6 million of federal net operating losses as of December 31, 2020 that can be carried forward indefinitely. As of December 31, 2020, the Company had state net operating loss carryforwards of approximately $282.8 million, of which $278.3 million begin to expire in 2029. The Company has approximately $4.5 million of state net operating losses as of December 31, 2020 that can be carried forward indefinitely.
As of December 31, 2020, the Company had federal research and development tax credit carryforwards of approximately $13.8 million which begin to expire in 2029. As of December 31, 2020, the Company also had state research and development tax credit carryforwards of approximately $8.2 million which begin to expire in 2028.

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7

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

Under Sections 382 and 383 of the U.S. Internal Revenue Code, if a corporation undergoes an ownership change, the corporation’s ability to use its pre-change
net operating loss carryforwards and other
pre-change
tax attributes, such as research tax credits, to offset its post-change income and taxes may be limited. In general, an ownership change generally occurs if there is a cumulative change in its ownership by 5% stockholders that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under U.S. state tax laws. The Company may have experienced an ownership change in the past and may experience ownership changes in the future as a result of future transactions in its share capital, some of which may be outside of the Company’s control. As a result, if the Company earns net taxable income, the Company ability to use its pre-change
net operating loss carryforwards, or other
pre-change
tax attributes, to offset U.S. federal and state taxable income and taxes may be subject to significant limitations.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which the Company operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. As of December 31, 2020, the Company’s tax years are still open under statute from 2017 to the present.
The Company accounts for uncertain tax positions using a more likely than not threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors that include, but are not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. The Company evaluates uncertain tax positions on an annual basis and adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes. As of December 31, 2020 and 2019, the Company had no recorded liabilities for uncertain tax positions and had no accrued interest or penalties related to uncertain tax positions. The Company does not expect a material change in unrecognized tax benefits in the next twelve months.
19. Net Loss per Share
The Company computes net loss per share of the Class A common stock and Class B common stock using the two-class method required for participating securities. Basic and diluted loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock equivalents would have been antidilutive. The earnings per share amounts are the same for the different classes of common stock because the holders of each class are legally entitled to equal per share distributions whether through dividends or liquidation.
The following potential common shares, presented based on amounts outstanding at each period end, were excluded from the calculation of diluted net loss per share attributable to Ginkgo Bioworks, Inc. common stockholders for the periods indicated because including them would have been anti-dilutive:

	Year Ended December 31,
	2020	2019
Warrants to purchase common stock	1,020,187	1,020,187
Outstanding stock options	33,354,871	35,276,812
Unvested RSUs	124,932,207	70,119,944
Unvested RSAs	419,049	675,887

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Ginkgo Bioworks, Inc. an
d
 Subsidiaries
Notes to Consolidated Financial Statements

2 0 .	Related Parties
Related party transactions included in the Consolidated Balance Sheets, excluding the Company’s investments and equity method investments, are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Total
Balances as of December 31, 2020
Accounts receivable, net	$—	$2,403	$1,500	$1,309	$—	$5,212
Prepaid expenses and other current assets	$24	$232	$—	$13	$—	$269
Deferred revenue, current and non-current	$9,862	$53,952	$30,128	$26,064	$72	$120,078

Balances as of December 31, 2019
Accounts receivable, net	$163	$4,054	$—	$—	$—	$4,217
Deferred revenue, current and non-current	$17,135	$62,513	$38,059	$24,480	$144	$142,331
Related party transactions included in the Consolidated Statements Operations and Comprehensive Loss, excluding the losses on the Company’s investments and equity method investments, are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Glycosyn	Total
For the Year Ended December 31, 2020
Foundry revenue	$7,273	$20,798	$9,431	$4,960	$73	$—	$42,535
Other income, net	$407	$314	$—	$—	$—	$—	$721

For the Year Ended December 31, 2019
Foundry revenue	$9,349	$18,986	$6,248	$—	$17	$668	$35,268
Interest income	$—	$—	$—	$—	$—	$163	$163
Other income, net	$222	$42	$—	$—	$—	$1,530	$1,794
Related party transactions included in the changes in operating assets and liabilities in the Consolidated Statements of Cash Flows are summarized below (in thousands):

	Joyn	Motif	Genomatica	Allonnia	Synlogic	Glycosyn	Total
For the Year Ended December 31, 2020
Accounts receivable, net	$163	$1,651	$(1,500)	$(1,309)	$—	$—	$(995)
Prepaid expenses and other current assets	$(24)	$(232)	$—	$(13)	$—	$—	$(269)
Deferred revenue, current and non-current	$(7,273)	$(8,561)	$(7,931)	$1,584	$(72)	$—	$(22,253)

For the Year Ended December 31, 2019
Accounts receivable, net	$(54)	$(2,035)	$8	$—	$—	$(140)	$(2,221)
Deferred revenue, current and non-current	$5,719	$9	$(2,232)	$—	$144	$(528)	$3,112
As the Company no longer held an equity interest in Glycosyn as of December 31, 2019, it was no longer considered a related party of the Company as of that date. Therefore, the related party transactions for Glycosyn

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Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

as of and for the year ended December 31, 2020 and as of December 31, 2019 are presented as zero in the tables above. Refer to Note 8 for additional details on the Company’s investments and equity method investments held in its related parties. Refer to Note 16 for additional discussion of the Company’s arrangement with Glycosyn.
21. Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
(a) Amendment to Glycosyn Promissory Note
In January 2021, the existing terms of the Glycosyn Promissory Note were amended to add an additional $0.2 million to the principal balance and to extend the number of interest-only payments to include the quarterly payments due on or before December 31, 2020 and March 31, 2021. The amendment also added a provision to increase the interest rate from 7.5% to 12.5% (or the maximum allowable by law, whichever is less) in the event of default by Glycosyn.
(b) Allonnia Series A Preferred Unit Financing
In January 2021, Allonnia issued an additional 22,500 Series A Preferred Units for aggregate proceeds of $0.2 million and closed their Series A Preferred Unit financing. As a result, the Company received 1,867,411 common units in Allonnia for total consideration of $12.7 million.
(c) Arcaea LLC (“Arcaea”, FKA Kalo Ingredients LLC)
In March 2021, Arcaea, LLC (“Arcaea”) was formed to focus on the application of synthetic biology in the personal care products industry. In March 2021, the Company entered into (i) an IP Property Contribution Agreement (“Arcaea IP Agreement”) that granted Arcaea a license to certain of the Company’s intellectual property, (ii) a Technical Development Agreement (“Arcaea TDA”) that establishes the terms under which the Company will provide technical development services, and (iii) a Common Unit Issuance Agreement (“Arcaea CUIA”) which compensates the Company for its intellectual property contribution and increases Arcaea’s access to the Company’s intellectual property in exchange for more common units.
Under the Arcaea IP Agreement, the Company licensed intellectual property to Arcaea for use in the development or the production of its products that the parties will subsequently agree to develop under TDPs. The license rights provide Arcaea with the ability to commercialize the specified products from the corresponding strain or enzyme, which can only be developed by the Company under the Arcaea TDA. In return for the license to the intellectual property, Arcaea has agreed to issue the Company up to
9,000,000 common units in accordance with certain terms and conditions set forth within the agreements. Upon execution, the Company was issued 1,755,000 common units under the Arcaea CUIA and any additional units will be determined based on the additional closings of the Series A Preferred Units which will be completed within
90 days
of execution of the Arcaea CUIA. Under the Arcaea TDA, the parties jointly agree on TDPs for specific strains and enzymes in which the Company will perform agreed upon development services in return for consideration on a cost-plus basis for all services provided.
(d) 2014 Plan Increase
In March 2021, the board of directors approved an increase to the aggregate number of shares reserved for issuance under the 2014 Plan of 39,960,420 shares, raising the total aggregate number of shares reserved for issuance under the 2014 Plan from 130,759,452 to 170,719,873.

F-

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

(e) Parcel O Lease Agreement
In April 2021, the Company entered into a lease consisting of approximately 152,000 square feet of office and laboratory space being developed in Boston, Massachusetts. The lease commencement date is estimated to be June 1, 2024, subject to certain extensions, and expires on the fifteenth anniversary of the lease commencement date. Annual base rent for the first lease year will be approximately $12.9 million, subject to annual rent increases over the term of the lease. The lease includes one option to extend the lease for ten years at then-market rates, subject to certain adjustments, and will be secured by a letter of credit of $9.1 million.
(f) Acquisition of Dutch DNA Biotech B.V.
In April 2021, the Company entered into a definitive Share Sale and Purchase Agreement (“Purchase Agreement”)

with Have Fungi B.V. (“HF”) and a Technical Development Agreement (“TDA”) with Dutch DNA Biotech B.V. (“DDNA”), each a Dutch company located in the Netherlands. Under the Purchase Agreement, the Company will pay HF a purchase price in an amount equal to EUR 10 million, 1,633,937 shares of Ginkgo common stock, plus net debt and working capital adjustments, to acquire 100% ownership in the capital of DDNA. In addition, under the Purchase Agreement, the Company agrees to earn-out
payments to HF and certain designees upon achievement of one or more technical and commercialization milestones based on the performance of DDNA, including pursuant to the TDA, in an aggregate amount not to exceed $20.0 million during the earn-out
term. The Company expects to finalize the transaction by the beginning of the third quarter of 2021.
(g) Agreement and Plan of Merger
On May 11, 2021, the Company and Soaring Eagle Acquisition Corp. (“SRNG”) entered into an agreement and plan of merger (the “Merger Agreement”) under which Merger Sub, a newly formed subsidiary of SRNG, will be merged with and into Ginkgo with Ginkgo surviving the merger as a wholly owned subsidiary of SRNG (the
“Business Combination”). As a result of the proposed merger, SRNG will be renamed “Ginkgo Bioworks Holdings, Inc.” (“New Ginkgo”).
Concurrently with the execution of the Merger Agreement, SRNG entered into subscription agreements with certain accredited investors, pursuant to which, among other things, they agreed to purchase immediately prior to the closing of the Business Combination, an aggregate of 77,500,000 shares of SRNG’s Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $775 million (the “PIPE Financing”).
Subject to the terms of the Merger Agreement, immediately prior to the effective time of the Business Combination (the “Effective Time”), (i) Ginkgo will effect a recapitalization such that Ginkgo’s authorized capital stock shall consist solely of Ginkgo Class A common stock and Ginkgo Class B common stock and (ii) as of the Effective Time (a) each share of Ginkgo’s Class A common stock or Class B common stock issued and outstanding immediately prior to the Effective Time (including as a result of the automatic exercise of Ginkgo Warrants (defined below) by virtue of the occurrence of the Business Combination pursuant to the terms of such warrants) shall be converted into a share of Class A common stock or Class B common stock, as applicable, of New Ginkgo common stock, calculated, in each case, based on the equity value exchange ratio as set forth in the Merger Agreement, (b) each option exercisable for Class A common stock or Class B common stock of Ginkgo that is outstanding immediately prior to the Effective Time will be assumed and converted into a newly issued option exercisable for shares of Class A common stock or Class B common stock, as applicable, of New Ginkgo (subject to the same terms and conditions as the original Ginkgo option and with appropriate adjustments to the number of shares for which such option is exercisable and the exercise price thereof), (c) each award of restricted common stock of Ginkgo under Ginkgo’s stock incentive plans (a “Ginkgo Restricted Stock Award”) that is outstanding immediately prior to the Effective Time will be converted into the right to receive restricted common

F-

Ginkgo Bioworks, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

stock of New Ginkgo on the same terms and conditions as applicable to such Ginkgo Restricted Stock Award, (d) each award of restricted stock units of Ginkgo under Ginkgo’s stock incentive plans (a “Ginkgo Restricted Stock Unit Award”) that is outstanding immediately prior to the Effective Time will be converted into the right to receive restricted stock units based on common stock of New Ginkgo on the same terms and conditions as applicable to such Ginkgo Restricted Stock Unit Award and with appropriate adjustments to the number of shares to which each such restricted stock unit relates, and (e) each warrant to purchase shares of Ginkgo capital stock (a “Ginkgo Warrant”) that is outstanding immediately prior to the Effective Time and is not automatically exercised in full in accordance with its terms by virtue of the occurrence of the Business Combination will be assumed and converted into a warrant exercisable for Class A common stock of New Ginkgo (each, a “New Ginkgo assumed warrant”) on the same terms and conditions as applicable to such Ginkgo Warrant immediately prior to the effective time of the Business Combination, with appropriate adjustments to the number of shares for which such New Ginkgo assumed warrant is exercisable and the exercise price thereof.
Completion of the PIPE Financing and Business Combination is subject to approval of SRNG stockholders, Company stockholders and the satisfaction or waiver of certain other customary closing conditions. The approvals from SRNG stockholders and Company stockholders are expected in the third quarter of 2021.

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